                                                                     EXHIBIT 4.3

[CLIFFORD CHANCE LOGO]                             LIMITED LIABILITY PARTNERSHIP

                               Dated 25 April 2002


                                     ABB LTD

                         CERTAIN SUBSIDIARIES OF ABB LTD
                           as Borrowers and Guarantors

                                      with

                                BARCLAYS CAPITAL
                           CREDIT SUISSE FIRST BOSTON
                     SALOMON BROTHERS INTERNATIONAL LIMITED
                           as Mandated Lead Arrangers

                                       and

                           CREDIT SUISSE FIRST BOSTON
                            acting as Facility Agent


           -----------------------------------------------------------

                               AMENDMENT AGREEMENT
                                  RELATING TO A
                    MULTI-CURRENCY REVOLVING CREDIT AGREEMENT
                             DATED 18 DECEMBER 2001

           -----------------------------------------------------------

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THIS AGREEMENT is dated 25 April 2002 and made between:

(1) ABB LTD, a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland ("ABB");

(2) THE SUBSIDIARIES OF ABB whose names are set out in the signature pages of this Agreement as Borrowers (the "BORROWERS");

(3) THE SUBSIDIARIES OF ABB whose names are set out in the signature pages of this Agreement as Guarantors (the "GUARANTORS");

(4) BARCLAYS CAPITAL, CREDIT SUISSE FIRST BOSTON and SALOMON BROTHERS INTERNATIONAL LIMITED in their respective capacities as mandated lead arrangers (the "MANDATED LEAD ARRANGERS");

(5) THE FINANCIAL INSTITUTIONS whose names are set out in the signature pages of this Agreement as lenders (the "LENDERS"); and

(6) CREDIT SUISSE FIRST BOSTON in its capacity as facility agent (the "FACILITY AGENT").

RECITAL

In response to a request from ABB, each of the financial institutions party to the Facility Agreement as Lenders have agreed, by a letter addressed to the Facility Agent dated severally between 11 and 17 April 2002, (i) that any Lender not continuing as a Lender under the Facility Agreement after the Effective Date shall retire as a Lender as from the Effective Date and thereafter cease to have any liability or obligations under the Facility Agreement, (ii) that the relevant Borrower shall be entitled to give notice of prepayment on or before 26 April 2002 and (iii) that all Advances, interest thereon and all other outstanding amounts owed under the Facility Agreement as at the date of this Agreement shall be prepaid in accordance with such notice on 30 April 2002.

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement (including the recital above):

        "AMENDMENT FEE LETTER" means the fee letter dated on or around the date hereof from the Mandated Lead Arrangers to ABB relating to the fee referred to in Clause 5.5.

        "EFFECTIVE DATE" means the later to occur of 30 April 2002 and the date on which the Facility Agent confirms to the Lenders and ABB that it has received each of the documents and evidence listed in Schedule 1 (CONDITIONS PRECEDENT) in a form and substance reasonably satisfactory to the Facility Agent.

        "FACILITY AGREEMENT" means the $3,000,000,000 revolving credit agreement dated 18 December 2001 between ABB and certain of its subsidiaries as borrowers, Credit Suisse First Boston and Salomon Brothers International Limited as mandated lead arrangers, Credit Suisse First Boston as facility agent and, on and from the Effective Date, the

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        revolving credit agreement as set out in Schedule 2 (RESTATED AGREEMENT)
        to this Agreement.

        "NEW BORROWERS" means ABB Finance Inc. and ABB Financial Services AB.

        "NEW INFORMATION MEMORANDUM" means the document in the form approved by ABB concerning the Group which, at ABB's request and on its behalf was prepared in relation to the Facility and distributed by the Mandated Lead Arrangers to selected banks during April 2002.

1.2     INCORPORATION OF DEFINED TERMS
        (a) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in this Agreement as in that Finance Document.

        (b) The principles of construction set out in the Facility Agreement shall have effect as if set out in this Agreement.

1.3     CLAUSES
        (a) In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

        (b)    Clause and Schedule headings are for ease of reference only.

2.      RESTATEMENT

        With effect from the Effective Date the Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (RESTATED AGREEMENT).

3.      REPRESENTATIONS

3.1     REPRESENTATIONS
        (a)    ABB makes the representations and warranties set out in clause
               18.1 (STATUS) to clause 18.8 (NO MISLEADING INFORMATION) and clause 18.11 (PARI PASSU RANKING) to clause 18.13 (ENVIRONMENTAL COMPLIANCE) of the Facility Agreement (in the form set out in
               Schedule 2 (RESTATED AGREEMENT)). For the avoidance of doubt, references to:

               (i) "Obligor" shall be construed as a reference to each Borrower and each Guarantor (as defined herein), as the context shall require;

               (ii) the "Finance Documents" shall be construed so as to include a reference to this Agreement and the Amendment Fee Letter; and

               (iii) the "Information Memorandum" shall be construed as a reference to the New Information Memorandum.

        (b) ABB makes the representation set out in paragraph (a) and (b) of clause 18.9 (FINANCIAL STATEMENTS) of the Facility Agreement (in the form set out in

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               Schedule 2 (RESTATED AGREEMENT)). For the avoidance of doubt, references to the "ORIGINAL FINANCIAL STATEMENTS" shall be construed as references to (1) the audited consolidated financial statements of the Group for the financial year ended 31 December 2001 and (2) in relation to each New Borrower and each Guarantor, its audited financial statements for its financial year ended 31 December 2000.

3.2     FURTHER REPRESENTATION
        ABB further represents and warrants that since 31 December 2001:

        (a) there has been no material adverse change in any of the business, condition (financial or otherwise), prospects, operations, performance or properties of the Group (taken as a whole); and

        (b) no event or circumstance has occurred which has a Material Adverse Effect,

        PROVIDED THAT the fact of any Credit Rating downgrade of ABB since 31 December 2001 shall not, for the purposes of this representation, constitute a "material adverse change" or "Material Adverse Effect" as contemplated by paragraphs (a) and (b) above. (For the avoidance of doubt, ABB acknowledges that the consequences of any such Credit Rating downgrade may qualify as being, or contribute towards, a "material adverse change" or "Material Adverse Effect" for the purposes of this representation).

4.      CONTINUITY AND FURTHER ASSURANCE

4.1     CONTINUING OBLIGATIONS
        The provisions of the Facility Agreement shall, save as amended in this Agreement, continue in full force and effect.

4.2     FURTHER ASSURANCE
        Each of ABB, the Borrowers and the Guarantors shall, at the reasonable request of the Facility Agent and the expense of ABB or the relevant Borrower or, as the case may be, Guarantor, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.      FEES, COSTS AND EXPENSES

5.1     TRANSACTION EXPENSES
        ABB shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2     ENFORCEMENT COSTS
        ABB shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

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5.3     STAMP TAXES
        ABB shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

5.4     FUNDING INDEMNITY
        ABB shall indemnify each Lender (as defined herein) upon presentation of duly documented evidence thereof against any cost, loss or liability directly incurred by that Lender as a result of funding, or making arrangements to fund, its participation in any Advance to be made on the date requested by a Borrower (as defined herein) in the Utilisation Requests referred to in clause 6.5 but not made by reason of (i) the Effective Date having not occurred on or by the date such Advance is due to be made or (ii) the operation of any one or more of the provisions of the Facility Agreement (other than, in each case, by reason of default, negligence or wilful misconduct by that Lender alone).

5.5     FEES
        On the date of this Agreement, ABB shall pay to the Facility Agent, on behalf of the Lenders, the fees in the amounts specified in the Amendment Fee Letter.

6.      MISCELLANEOUS

6.1     INCORPORATION OF TERMS
        The provisions of clause 32 (REMEDIES AND WAIVERS), clause 31 (PARTIAL INVALIDITY), and clause 36 (ENFORCEMENT) of the Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

6.2     SERVICE OF PROCESS
        ABB and each Obligor incorporated in a jurisdiction other than England and Wales agrees that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on ABB Limited, at Orion House, 5 Upper St. Martin's Lane, London WC2 or, if different, its registered office, with a copy to ABB. If the appointment of the person mentioned in this Clause 6.2 ceases to be effective, such Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If any such Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to the relevant Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.

6.3     MARGIN, COMMITMENT FEE AND UTILISATION FEE
        The parties confirm that, for the purposes of calculating the Margin and the commitment and utilisation fees referred to in clause 12.1 (COMMITMENT FEE) and clause 12.2 (UTILISATION FEE) respectively of the Facility Agreement, (i) prior to the Effective Date, the relevant rates shall be those set out in the Facility Agreement prior to the amendments effected pursuant to this Agreement and (ii) on and after the Effective Date, the relevant rates shall be those set out in the Facility Agreement in the form set out in Schedule 2 (RESTATED AGREEMENT).

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6.4     FINANCE DOCUMENT
        The Facility Agent and ABB hereby confirm that this Agreement is a Finance Document.

6.5     UTILISATION REQUEST
        Each Lender (as defined herein) agrees that, in respect of any Advance to be made on 30 April 2002, (i) any Borrower may validly deliver a Utilisation Request on or before 11.00 a.m. (London time) on 26 April 2002 notwithstanding that the Effective Date has not occurred and (ii) the Initial Interest Period applicable to each such Advance shall be such period selected by the relevant Borrower in such Utilisation Request. For the avoidance of doubt, nothing in this Clause 6.5 shall oblige any such Lender to participate in any such Advance if the Effective Date has not occurred by the time such Advance is to be made and any such Advance shall only be made subject to the terms of the Facility Agreement (as amended and restated pursuant to this Agreement).

6.6     COUNTERPARTS
        This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.7     GOVERNING LAW
        This Agreement shall be governed by, and construed in accordance with, English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

1.      ABB AND THE OBLIGORS

        (a) A copy of the constitutional documents of ABB Finance Inc. and ABB Financial Services AB.

        (b)    Either:

               (i) a certificate of an authorised signatory of ABB and each Obligor (other than ABB Finance Inc. and ABB Financial Services AB) confirming that the constitutional documents previously delivered by it to the Facility Agent in connection with satisfaction of conditions precedent to the Facility Agreement are up-to-date and in full force and effect; or

               (ii)   a copy of ABB or such Obligor's constitutional documents.

        (c)    A copy of a resolution of the board of directors of each Obligor:

               (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

               (ii) authorising a specified person or persons to execute this Agreement on its behalf; and

               (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

        (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

        (e) A certificate of an authorised signatory of ABB and each Obligor certifying that each copy document provided by it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

        (f) A certificate of ABB (signed by two authorised signatories) confirming that borrowing or, as the case may be, guaranteeing the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

        (g) A copy of a shareholders' resolution confirming the authority of the board of directors of ABB Capital B.V. to represent ABB Capital B.V in the event of a conflict of interest with one or more of its directors.

2.      LEGAL OPINIONS

        (a) A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Mandated Lead Arrangers and the Facility Agent in England,

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               substantially in the form distributed to the Lenders prior to signing this Agreement.

        (b) In respect of ABB and each Obligor incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers and the Facility Agent in each relevant jurisdiction, substantially in the form distributed to the Lenders prior to signing this Agreement.

        (c) A legal opinion of Homburger, Swiss legal advisers to ABB, relating to each Keep-Well Agreement, in the form approved by the Facility Agent.

3.      OTHER DOCUMENTS AND EVIDENCE

        (a) A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary (if, prior to the date of this Agreement, it has notified ABB accordingly) in connection with the entry into and performance of the transaction contemplated by this Agreement or for the validity and enforceability of this Agreement.

        (b) In respect of each Borrower, the Keep-Well Agreement pertaining to it.

        (c) In respect of ABB Finance Inc. and ABB Financial Services AB, a copy of their audited financial statements for the financial year ended 31 December 2000.

        (d)    The Amendment Fee Letter duly executed by ABB.

        (e) Evidence that the process agent referred to in Clause 6.2 (SERVICE OF PROCESS) has accepted its appointment.

        (f) Evidence that the Advances outstanding under the Facility Agreement have been, or will be, prepaid in full on the Effective Date together with interest and any other amounts owing in respect thereof.

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                                   SCHEDULE 2

                               RESTATED AGREEMENT

                                       -8-
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                                 $3,000,000,000

                    MULTICURRENCY REVOLVING CREDIT AGREEMENT

                             dated 18 December 2001

                    as amended and restated on 30 April 2002
             pursuant to an amendment agreement dated 25 April 2002

                                       for

                                     ABB LTD

                         CERTAIN SUBSIDIARIES OF ABB LTD
                           as Borrowers and Guarantors

                                      with

                                BARCLAYS CAPITAL

                           CREDIT SUISSE FIRST BOSTON

                                       and

                     SALOMON BROTHERS INTERNATIONAL LIMITED
                           as Mandated Lead Arrangers

                                      with

                           CREDIT SUISSE FIRST BOSTON
                                as Facility Agent

                                    CONTENTS

CLAUSE                                                                            PAGE
1.      Definitions and Interpretation...............................................2

2.      The Facility................................................................15

3.      Purpose.....................................................................16

4.      Conditions of Utilisation...................................................16

5.      Utilisation.................................................................17

6.      Optional Currencies.........................................................18

7.      Repayment of Advances.......................................................19

8.      Prepayment and Cancellation.................................................19

9.      Interest....................................................................25

10.     Interest Periods............................................................25

11.     Changes To The calculation of interest......................................26

12.     Fees........................................................................27

13.     Tax Gross Up And Indemnities................................................29

14.     Increased Costs.............................................................32

15.     Other Indemnities...........................................................33

16.     Mitigation By The Lenders...................................................34

17.     Costs And Expenses..........................................................35

18.     Representations.............................................................37

19.     Information Undertakings....................................................39

20.     financial Covenants.........................................................40

21.     General Undertakings........................................................43

22.     Events Of Default...........................................................46

23.     Changes To The Lenders......................................................50

24.     Changes To The Obligors.....................................................52

25.     Role Of The Facility Agent And The Mandated Lead Arrangers..................56

26.     Conduct Of Business By The Finance Parties..................................60

27.     Sharing Among The Lenders...................................................61

28.     Payment Mechanics...........................................................63

29.     Set-Off.....................................................................65

30.     Notices.....................................................................66

31.     Calculations and Certificates...............................................68

                                       -i-
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
32.     Partial Invalidity..........................................................68

33.     Remedies And Waivers........................................................68

34.     Amendments And Waivers......................................................69

35.     Counterparts................................................................69

36.     Guarantee and Indemnity.....................................................70

37.     Governing Law...............................................................74

38.     Enforcement.................................................................74

Schedule 1    The Original Parties..................................................75

Part 1  The Original Lenders........................................................75

Part 2  The Original Obligors.......................................................77

Schedule 2    Conditions Precedent..................................................79

Schedule 3    Utilisation Request...................................................81

Schedule 4    The Margin And Commitment Fee.........................................82

Schedule 5    Form Of Transfer Certificate..........................................83

Schedule 6    Timetables............................................................85

Schedule 7    Form Of Accession Letter..............................................87

Schedule 8    Form Of Resignation Letter............................................88

Schedule 9    Additional Cost Rate..................................................89

Schedule 10   Material Companies....................................................91

Schedule 11   Form of Compliance Certificate........................................92

THIS AGREEMENT is dated 18 December 2001 (as amended and restated on 30 April 2002 pursuant to an amendment agreement dated 25 April 2002) and made between:

(1) ABB LTD, a company incorporated in Switzerland whose registered office is at Affolternstrasse 44, CH-8050 Zurich, Switzerland ("ABB");

(2) THE SUBSIDIARIES OF ABB listed in Part 2 of Schedule 1 (THE ORIGINAL PARTIES) as original borrowers (the "ORIGINAL BORROWERS");

(3) THE SUBSIDIARIES OF ABB listed in Part 2 of Schedule 1 (THE ORIGINAL PARTIES) as original guarantors (the "ORIGINAL GUARANTORS");

(4) BARCLAYS CAPITAL, CREDIT SUISSE FIRST BOSTON and SALOMON BROTHERS INTERNATIONAL LIMITED in their respective capacities as mandated lead arrangers (the "MANDATED LEAD ARRANGERS");

(5) THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (THE ORIGINAL LENDERS) in their respective capacities as original lenders (the "ORIGINAL LENDERS"); and

(6) CREDIT SUISSE FIRST BOSTON in its capacity as facility agent (the "FACILITY AGENT").

                                      -ii-
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IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "ACCESSION LETTER" means a letter substantially in the form set out in
        Schedule 7 (FORM OF ACCESSION LETTER).

        "ADDITIONAL BORROWER" means any Subsidiary of ABB which has become an Additional Borrower in accordance with Clause 24.2 (ADDITIONAL BORROWERS).

        "ADDITIONAL COST RATE" has the meaning given to such term in Schedule 9 (ADDITIONAL COST RATE).

        "ADDITIONAL GUARANTOR" means any Subsidiary of ABB which has become an Additional Guarantor in accordance with Clause 24.4 (ADDITIONAL GUARANTORS).

        "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

        "ADVANCE" means an advance made or to be made under the Facility or the principal amount outstanding for the time being of that advance.

        "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "AGREED JURISDICTION" means any of the United States of America, Switzerland, Guernsey, any country that is, at the Effective Date, a member of the European Union and any other country approved by all the Lenders.

        "AMENDMENT AGREEMENT" means the amendment agreement dated on or around 25 April 2002 pursuant to which this Agreement is amended and restated.

        "AMENDMENT FEE LETTER" means the fee letter referred to in clause 5.5 of the Amendment Agreement.

        "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

        "AVAILABILITY PERIOD" means the period from 18 December 2001 to and including the date falling 1 Business Day prior to the Termination Date.

        "AVAILABLE COMMITMENT" means a Lender's Commitment minus:

        (g) the Base Currency Amount of its participation in any outstanding Advances; and

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        (h)    in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Advances that are due to be made on or before the proposed Utilisation Date,

        other than, in either case, that Lender's participation in any Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

        "AVAILABLE FACILITY" means the aggregate for the time being of each Lender's Available Commitment.

        "BASE CURRENCY" means Dollars.

        "BASE CURRENCY AMOUNT" means, in relation to an Advance, the amount specified in the Utilisation Request delivered by the relevant Borrower for that Advance (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent's Spot Rate of Exchange on the date which is 3 Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Advance.

        "BORROWERS" means each Original Borrower and each Additional Borrower, PROVIDED THAT it has not been released from its rights and obligations under this Agreement in accordance with Clause 24.3 (RESIGNATION OF A BORROWER).

        "BREAK COSTS" means the amount (if any) by which:

        (a) the interest (excluding the Margin), which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

        "BUSINESS DAY" means:

        (a) in relation to any Advance, a day (other than a Saturday or Sunday) on which banks are open for general business in London, and:

               (i) (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

               (ii) (in relation to any date for payment or purchase of Euro) any TARGET Day; and

        (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in London.

        "COMMITMENT" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "COMMITMENT" in
               Part 1 of Schedule 1 (THE ORIGINAL LENDERS) and the amount of any other Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 11 (FORM OF COMPLIANCE CERTIFICATE).

        "CREDIT RATING" means a long term debt rating given by S&P or Moody's.

        "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 22 (EVENTS OF DEFAULT) which (with the expiry of a grace period or the giving of any notice specified in Clause 22 (EVENTS OF DEFAULT)) would be an Event of Default.

        "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

        "EFFECTIVE DATE" shall have the meaning ascribed to such term in the Amendment Agreement.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any Group Company conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America and the regulations promulgated and the rulings issued thereunder.

        "EURIBOR" means, in relation to any Advance in Euro:

        (a)    the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Advance.

        "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 22 (EVENTS OF DEFAULT).

        "EXISTING SECURITISATIONS" means each of:

        (a) the securitisation programme established by the Group Companies and arranged by Bank One, N.A. (as Programme Administrator), such programme being initially established on 22 December 2000; and

        (b) the securitisation programme established by the Group Companies and arranged by Citibank, N.A. (as Operating Agent), such programme being initially established on or around 17 December 1999.

        "FACILITY" means the revolving loan facility made available under this Agreement as described in sub-clause 2.1(a) of Clause 2.1 (THE FACILITY).

        "FACILITY AGENT'S SPOT RATE OF EXCHANGE" means the Facility Agent's Spot Rate of Exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

        "FACILITY OFFICE" means, in relation to a Lender, the office identified as such opposite such Lender's name in Part 1 of Schedule 1 (THE ORIGINAL LENDERS) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select.

        "FINANCE DOCUMENT" means this Agreement, the Amendment Agreement, the Amendment Fee Letter, any Accession Letter, any Resignation Letter, any other document designated as such in writing by the Facility Agent and ABB and, for the purposes of each of Clauses 8.2 (BORROWER ILLEGALITY), 18 (REPRESENTATIONS), 21.1 (AUTHORISATIONS) to 21.7 (CHANGE OF BUSINESS) (inclusive) and 22.1 (NON-PAYMENT) to 22.10 (ACCELERATION) (inclusive), each Keep-Well Agreement.

        "FINANCE PARTY" means any of the Facility Agent, the Mandated Lead Arrangers and the Lenders.

        "GAAP" means, in relation to the consolidated financial statements of ABB, generally accepted accounting principles in the United States of America and, in relation to any other company, generally accepted accounting principles in its jurisdiction of incorporation or in the United States of America (as applicable).

        "GROUP" means ABB and its Subsidiaries and "GROUP COMPANY" means any one of them.

        "GUARANTORS" means each Original Guarantor and each Additional Guarantor, PROVIDED THAT it has not been released from its rights and obligations under this Agreement, in accordance with Clause 24.6 (RESIGNATION OF A GUARANTOR).

        "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "INDEBTEDNESS" means, in relation to a person, its obligations (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

        (a)    moneys borrowed;

        (b)    any bond, note, loan stock, debenture or similar instrument;

        (c) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

        (d)    any lease required under GAAP to be treated as a finance lease;

        (e) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of payment obligations;

        (f) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

        (g) any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

        (h) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (g) above.

        "INFORMATION MEMORANDUM" means the document in the form approved by ABB concerning the Group which, at ABB's request and on its behalf, was prepared in relation to the Facility and distributed by the Mandated Lead Arrangers to selected banks during April 2002.

        "INTEREST PERIOD" means, in relation to an Advance, each period determined in accordance with Clause 10 (INTEREST PERIODS) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (DEFAULT INTEREST).

        "KEEP-WELL AGREEMENT" means each keep-well agreement between ABB and one or more Subsidiaries of ABB (for so long as the relevant Subsidiary is an Obligor) substantially in the form delivered by ABB in satisfaction of the condition precedent set out in paragraph 3(b) of Schedule 1 (CONDITIONS PRECEDENT) of the Amendment Agreement or paragraph 12 of
        Schedule 2 (ADDITIONAL OBLIGOR CONDITIONS PRECEDENT).

        "LENDER" means:

        (a)    any Original Lender; and

        (b) any bank which has become a Party as a Lender in accordance with Clause 23 (CHANGES TO THE LENDERS),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "LIBOR" means, in relation to any Advance:

        (a)    the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the currency or period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Advance and for a period comparable to the Interest Period for that Advance.

        "MAJORITY LENDERS" means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments.

        "MARGIN" means, in relation to an Advance, for the relevant Interest Period, the average of the rates per annum for each day of such Interest Period computed in accordance with the table set out in Schedule 4 (THE MARGIN AND COMMITMENT FEE) PROVIDED THAT on any day that ABB has Credit Ratings from S&P and Moody's which are divergent from each other or has no Credit Rating from either S&P or Moody's, the applicable rate per annum for such day shall be the rate per annum for the lower Credit Rating or, in the latter case, the rate per annum for the remaining Credit Rating, in each case computed in accordance with the table set out in Schedule 4 (THE MARGIN AND COMMITMENT FEE).

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the ability of any Obligor to perform its payment obligations under the Finance Documents, taking into account, for the avoidance of doubt, the obligations of ABB under each Keep-Well Agreement or (ii) the ability of ABB to perform its obligations under any Keep-Well Agreement.

        "MATERIAL COMPANY" shall mean ABB, each Obligor and each Subsidiary of
        ABB:

        (a)    which is listed in Schedule 10 (MATERIAL COMPANIES); or

        (b) the proportion of whose total assets or turnover (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets or consolidated turnover, as the case may be) attributable to ABB represents not less than 10% of the total consolidated assets or consolidated turnover of ABB, all as calculated by reference to the then latest accounts of such Subsidiary and the then latest audited consolidated accounts of ABB and its consolidated Subsidiaries; or

        (c) to which is transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such a transfer is a Material Company (in which case the transferor shall, upon such transfer, cease to be a Material Company).

        "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

        (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

        The above rules will only apply to the last Month of any period.

        "MOODY'S" means Moody's Investor Services, Inc., or any successor thereto.

        "OBLIGOR" means a Borrower or a Guarantor.

        "OBLIGOR GROUP" means ABB, each Borrower and each Guarantor.

        "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.2 (CONDITIONS RELATING TO OPTIONAL CURRENCIES).

        "ORIGINAL FINANCIAL STATEMENTS" means:

        (a) in relation to ABB, the audited consolidated financial statements of the Group for the financial year ended 31 December 2001; and

        (b) in relation to each Original Obligor, its audited financial statements for its financial year ended 31 December 2000.

        "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor.

        "OUTSTANDINGS" means the aggregate of the Base Currency Amount from time to time of each of the Advances.

        "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

        "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

        "PROJECT COMPANY" means any Subsidiary of ABB:

        (a) which is a single purpose company whose primary purpose is to invest in, lend to or carry out a specific project or portfolio of projects; and

        (b) none of whose liabilities to repay Project Finance Indebtedness are the subject of security or a guarantee, indemnity or any similar form of assurance, undertaking or support by any Group Company save to the extent described in the definition of Project Finance Indebtedness.

        "PROJECT FINANCE INDEBTEDNESS" means:

        (a) any Indebtedness of a Project Company incurred to finance the project constituted by the assets and business of such Project Company or any Indebtedness of such Project Company incurred to refinance any such aforementioned Indebtedness; and

        (b) where neither the persons to whom such Indebtedness is owed (whether or not a Group Company) nor any other person shall have any recourse whatsoever to any Group Company (other than such Project Company) for the repayment or payment of any sum relating to such Indebtedness other than recourse directly or indirectly to any Group Company under any form of assurance or undertaking, which recourse (1) is limited to the enforcement of any share pledge granted by a Group Company over its shares in such Project Company or the enforcement of any security granted over a shareholder loan between a Group Company and such Project Company and/or (2) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom that recourse is available and/or (3) entitles the creditor for that Indebtedness or the relevant Project Company, upon default by the Project Company (or in other circumstances specified in the documentation relating to the project) to require a payment to be made (whether to or for the benefit of that creditor, the Project Company or another person), PROVIDED THAT, in the case of (3), where that payment is capable of being for an amount which is material either alone or as a percentage of the Indebtedness financing that project, such recourse is capable of being called on only during the period on or prior to practical completion of the project or of that portion of that project being financed by that Indebtedness; or

        (c) which the Majority Lenders shall have agreed to treat as Project Finance Indebtedness for the purposes of this Agreement.

        "QUALIFYING LENDER" has the meaning given to such term in Clause 13.1 (DEFINITIONS).

        "QUALIFYING SUBSIDIARY" means any Subsidiary of ABB that:

        (d)    is incorporated in an Agreed Jurisdiction; and

        (e)    is the subject of a Keep-Well Agreement.

        "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

        (a)    (if the currency is Sterling) the first day of that period;

        (b) (if the currency is Euro) two TARGET Days before the first day of that period; or

        (c) (for any other currency) two Business Days (which for these purposes only shall mean a day on which banks are open for general business in London) before the first day of that period,

        unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "REFERENCE BANKS" means, in relation to LIBOR, the principal London offices of Citibank, N.A., Credit Suisse First Boston and Barclays Bank PLC and, in relation to EURIBOR, the principal London offices of Citibank, N.A., Credit Suisse First Boston and Barclays Bank PLC, or such other banks as may be appointed by the Facility Agent in consultation with ABB.

        "RELEVANT INTERBANK MARKET" means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

        "RESERVATIONS" has the meaning given to such term in Clause 18.2 (BINDING OBLIGATIONS).

        "RESIGNATION LETTER" means a letter substantially in the form set out in
        Schedule 8 (FORM OF RESIGNATION LETTER).

        "ROLLOVER ADVANCE" means one or more Advances:

        (a) made or to be made on the same day that a maturing Advance is due to be repaid;

        (b) the aggregate amount of which is equal to or less than the maturing Advance;

        (c) in the same currency as the maturing Advance (unless it arose as a result of the operation of Clause 6.2 (UNAVAILABILITY OF A CURRENCY)); and

        (d) made or to be made to a Borrower for the purpose of refinancing a maturing Advance made to such Borrower.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies or any successor thereto.

        "SCREEN RATE" means:

        (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

        (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

        displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with ABB and the Lenders.

        "SECURITY" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien and any other security interest of any kind whatsoever.

        "SPECIFIED TIME" means a time determined in accordance with Schedule 6 (TIMETABLES).

        "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET DAY" means any day on which TARGET is open for the settlement of payments in Euro.

        "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "TAXES ACT" means the Income and Corporation Taxes Act 1988.

        "TERMINATION DATE" means 17 December 2002.

        "TOTAL COMMITMENTS" means the aggregate Commitments of the Lenders, being $3,000,000,000 as at the Effective Date.

        "TOTAL OUTSTANDINGS" means the aggregate from time to time of the Outstandings.

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (FORM OF TRANSFER CERTIFICATE) or any other form agreed between the Facility Agent and ABB.

        "TRANSFER DATE" means, in relation to a transfer, the later of:

        (a)    the proposed Transfer Date specified in the Transfer Certificate;
               and

        (b) the date on which the Facility Agent executes the Transfer Certificate.

        "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "UTILISATION" means a utilisation of the Facility.

        "UTILISATION DATE" means the date of a Utilisation, being the date on which an Advance is to be made.

        "UTILISATION REQUEST" means a notice substantially in the form set out in Part 1 of Schedule 3 (UTILISATION REQUEST).

        "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2     CONSTRUCTION
(a)     Any reference in this Agreement to:

        (i) "ASSETS" includes present and future properties, revenues and rights of every description;

        (ii) "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

        (iii) the "EUROPEAN INTERBANK MARKET" means the interbank market for Euro operating in Participating Member States;

        (iv) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

        (v) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

        (vi) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, the compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (vii) a "FINANCIAL YEAR" in relation to ABB, means a period in respect of which it is required to produce annual audited financial statements;

        (viii) a provision of law is a reference to that provision as amended or re-enacted; and

        (ix) unless a contrary indication appears, a time of day is a reference to London time.

(b) Where there is a reference in this Agreement to any amount, limit or threshold specified in Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Dollar amount shall, unless the context otherwise requires or the contrary is indicated, be counted on the basis of the equivalent in Dollars of that amount using the Facility Agent's Spot Rate of Exchange EXCEPT FOR the purposes of calculating the dollar equivalent of Total Gross Debt which is not denominated in dollars for the purposes of the covenants set out in paragraphs (b) and (d) of Clause 20.2 (FINANCIAL CONDITION), in which case the dollar exchange rate set out in the Financial Times on 31 March 2002 shall be used.

(c)     Section, Clause and Schedule headings are for ease of reference only.

(d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)     A Default is "CONTINUING" if it has not been remedied or waived.

(f) For the avoidance of doubt, if Moody's or S&P place a Credit Rating on credit watch, that shall not (regardless of outlook) constitute a change in such Credit Rating or be deemed to be no Credit Rating.

1.3     CURRENCY SYMBOLS AND DEFINITIONS
        "$" and "DOLLARS" denote the lawful currency of the United States of America, "L" and "STERLING" denote the lawful currency of the United Kingdom and "EURO" denotes the single currency unit of the European Union as constituted by the Treaty of Rome (as amended).

1.4     THIRD PARTY RIGHTS
        A person who is not a Party has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

                                    SECTION 2
                                  THE FACILITY

2.      THE FACILITY

2.1     THE FACILITY
(a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers a committed 364 day multicurrency revolving credit facility (the "FACILITY") in a maximum aggregate amount of $3,000,000,000.

(b) A Borrower shall only be entitled to utilise the Facility for so long as it is a Qualifying Subsidiary.

2.2     LENDERS' RIGHTS AND OBLIGATIONS
(a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from any of the Borrowers shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3     FACILITY OFFICES AND NOMINATED AFFILIATE
(a) Subject to paragraph (b) below, a Lender may (i) change its Facility Office for the purpose of this Agreement and/or (ii) nominate a different Facility Office for the purposes of making a particular Advance to any Borrower, in which event such Facility Office shall for the purposes of this Agreement be its Facility Office for that Advance but not otherwise.

(b) If a Lender changes its Facility Office or nominates a different Facility Office, (i) that Lender will notify the Facility Agent and ABB promptly (and, in any event, within 5 Business Days) of such change or, as the case may be, nomination, and until it does so, the Facility Agent and ABB will be entitled to assume that no such change has taken place and (ii) if the country of such Facility Office is not subject to the Financial Action Task Force any such change or, as the case may be, nomination shall be subject to the prior written consent of the Facility Agent.

(c) Subject to the terms of this Agreement, the relevant portion of any Advance made to a Borrower incorporated in the United States of America in which The Bank of Tokyo-Mitsubishi, Ltd. ("BOT-M") participates shall be funded by BTM (Europe) Limited ("BTME"). The following facility office shall be deemed to be the Facility Office relevant to BOT-M, as Lender, for the purposes of such Advances only:

               BTM(Europe) Limited, Finsbury Circus House, 12-15 Finsbury Circus, London EC2M 7BT.

        BOT-M and BTME shall be treated as a single Lender whose Commitment is the amount set out opposite BOT-M's name in Part 1 of Schedule 1 (ORIGINAL PARTIES), and BOT-M's Available Commitment shall be reduced to the extent of any amounts funded by BTME as contemplated by this sub-paragraph (c). If BOT-M assigns all of its rights or transfers all of its rights and obligations to a New Lender, BTME shall cease to have any obligations under this Agreement.

3.      PURPOSE

3.1     PURPOSE
        Each Borrower shall apply all amounts borrowed by it under the Facility for the general corporate purposes of the Group, including, without limitation, back-stop financing for commercial paper facilities of the Group.

3.2     MONITORING
        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     CONDITIONS PRECEDENT
(a) The Lenders will only be obliged to comply with Clause 5.4 (LENDERS' PARTICIPATION) if on the date of the Utilisation Request and on the proposed Utilisation Date (in each case other than in the case of a Rollover Advance):

        (i) no Default is continuing or would result from the proposed Advance; and

        (ii) the representations to be made by ABB pursuant to Clause 18.14 (REPETITION) are true in all respects.

(b) An Advance will not be made if it would result in the Base Currency Amount of all Advances exceeding the Total Commitments.

4.2     CONDITIONS RELATING TO OPTIONAL CURRENCIES
        A currency will constitute an Optional Currency in relation to an Advance if it is Sterling or Euro, or it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Advance PROVIDED THAT there may not at any time be Advances outstanding denominated in more than 5 Optional Currencies.

4.3     MAXIMUM NUMBER OF ADVANCES
(a) No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Advances would be outstanding.

(b) Any Advance made by a single Lender under Clause 6.2 (UNAVAILABILITY OF A CURRENCY) shall not be taken into account in this Clause 4.3.

                                    SECTION 3
                                   UTILISATION

5.      UTILISATION

5.1     DELIVERY OF A UTILISATION REQUEST
        A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2     COMPLETION OF A UTILISATION REQUEST
(a) Each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (DELIVERY OF A UTILISATION REQUEST) is irrevocable and will not be regarded as having been duly completed unless:

        (i) the proposed Utilisation Date is a Business Day within the Availability Period;

        (ii) the currency and amount of the Utilisation comply with Clause 5.3 (CURRENCY AND AMOUNT); and

        (iii) the proposed Interest Period complies with Clause 10 (INTEREST PERIODS).

(b) Only one Advance may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (DELIVERY OF A UTILISATION REQUEST).

5.3     CURRENCY AND AMOUNT
(a) The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 5.1 (DELIVERY OF A UTILISATION REQUEST) must be the Base Currency or an Optional Currency.

(b)     The amount of the proposed Advance must be:

        (i) if the currency selected is the Base Currency, a minimum of $50,000,000 and an integral multiple of $10,000,000; or

        (ii) if the currency selected is Euro, a minimum of Euro50,000,000 and an integral multiple of Euro10,000,000; or

        (iii) if the currency selected is Sterling, a minimum amount of L25,000,000 and an integral multiple of L5,000,000; or

        (iv) if the currency selected is an Optional Currency (other than Euro or Sterling), in such minimum amount and multiple as the Facility Agent and ABB may agree,

        or, in any case, the amount of the Available Facility.

5.4     LENDERS' PARTICIPATION
(a) Subject to the other terms of this Agreement, each Lender shall, on the relevant Utilisation Date, make its participation in each Advance available through its Facility Office.

(b) Subject to Clause 6.2 (UNAVAILABILITY OF A CURRENCY), the amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Advance.

(c) The Facility Agent shall notify each relevant Lender of the amount, currency and the Base Currency Amount of each Advance at the Specified Time.

6.      OPTIONAL CURRENCIES

6.1     SELECTION OF CURRENCY
        The relevant Borrower shall select the currency of an Advance in a Utilisation Request.

6.2     UNAVAILABILITY OF A CURRENCY
        If before the Specified Time on any Quotation Day:

        (a) the Facility Agent has received notice from a Lender that the Optional Currency (other than Euro or Sterling) requested is not readily available to it in the amount required; or

        (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in an Advance in the proposed Optional Currency (other than Euro or Sterling) would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Advance in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Advance, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Advance that is due to be repaid) and its participation will be treated as a separate Advance denominated in the Base Currency during that Interest Period.

6.3     NOTIFICATION
        The Facility Agent shall notify the Lenders and the relevant Borrower of Optional Currency amounts (and the applicable Facility Agent's Spot Rate of Exchange) promptly after they are ascertained.

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                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.      REPAYMENT OF ADVANCES

        Each Borrower shall repay each Advance made to it on the last day of its Interest Period.

8.      PREPAYMENT AND CANCELLATION

        For the purposes of this Clause 8:

        "EXCLUDED PROCEEDS" means:

        (a) cash proceeds received in respect of a transaction within sub-paragraphs (1) (iii) and (1) (iv) of Clause 21.4 (DISPOSALS);

        (b) cash proceeds received in respect of individual Disposals with an individual value of up to $50,000,000 (or its equivalent in other currencies) except to the extent that such cash proceeds are cash proceeds contemplated by paragraph (c) below;

        (c) cash proceeds received in respect of Disposals with an individual value of more than $10,000,000 (or its equivalent in other currencies) where the amount of such cash proceeds, when aggregated with other such cash proceeds received by Group Companies, is $50,000,000 (or its equivalent in other currencies) or less;

        (d) cash proceeds received in respect of Disposals of receivables pursuant to the Existing Securitisations;

        (e) cash proceeds received in respect of Disposals of marketable securities in the ordinary course of treasury activities of the disposing Group Company or in the ordinary course of investment management activities in the case of a Group Company that is an insurance or re-insurance company; and

        (f) cash proceeds received in respect of Disposals by a Group Company (other than ABB) which is not an Obligor to other Group Companies.

        "NET CAPITAL MARKETS PROCEEDS" means the cash proceeds of the issue of any bonds, notes, debentures, loan stock, other similar instrument, securitisation or other financing (after deducting reasonable fees and expenses incurred by any Group Company in relation to such issues or financings) other than cash proceeds received pursuant to:

               (i) issues of commercial paper or medium term notes with a maturity of one year or less;

               (ii)   the Existing Securitisations;

               (iii) cash pooling arrangements made in the course of day-to-day cash management of the Group;

               (iv)   Project Finance Indebtedness;

               (v) any single bank loan facility made available to a Group Company PROVIDED THAT the amount of such facility is less than $10,000,000 (or its equivalent) and is provided by the relevant bank on an uncommitted basis and the aggregate of such facilities of the Group does not exceed $100,000,000 (or its equivalent); and

               (vi) facilities made available to Group Companies for the purposes of refinancing a facility made available by a bank or a branch of a bank in the same jurisdiction of incorporation as the relevant Group Company (a "LOCAL BILATERAL FACILITY") to the extent of the amount of the Local Bilateral Facility actually repaid.

        "NET DISPOSAL PROCEEDS" means the cash proceeds (including any amount received in repayment of intercompany debt and excluding Excluded Proceeds) of any Disposal of any Group Company after deducting:

        (a) reasonable fees and expenses incurred by any Group Company due to such disposal;

        (b) VAT paid or payable by the seller or any other Group Company due to such Disposal; and

        (c) any tax incurred and required to be paid by the seller or any other Group Company in connection with such Disposal (as reasonably determined by the seller or such Group Company, acting in good faith, on the basis of existing rates and taking account of any available credit, deduction or allowance).

        "NET EQUITY PROCEEDS" means the cash proceeds of any issue of shares or stock of any Group Company after deducting:

        (a) reasonable fees and expenses incurred by any Group Company due to such issue of shares;

        (b)    VAT paid or payable by any Group Company due to such issue; and

        (c) any tax incurred and required to be paid by a Group Company in connection with such issue.

8.1     LENDER ILLEGALITY
        If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Advance:

        (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

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        (b)    unless the repayment referred to in paragraph (c) below avoids such unlawfulness, upon the Facility Agent notifying ABB, the Commitment of that Lender will be immediately cancelled; and

        (c) each Borrower shall, to the extent necessary to avoid such unlawfulness, repay that Lender's participation in the Advances made to it on the last day of the Interest Period for each Advance occurring after the Facility Agent has notified ABB or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than 5 Business Days after receipt of such notice or, if earlier, the last day of any applicable grace period permitted by law).

8.2     BORROWER ILLEGALITY
        If it is or becomes unlawful for a Borrower to perform any of its obligations under the Finance Documents, save where such obligations are not, or could reasonably be considered not to be, material to the interests of the Lenders under the Finance Documents, the Borrowers shall within 15 Business Days of being served with notice by the Facility Agent so to do, repay all Advances, together with accrued interest and all other amounts accrued under the Finance Documents. On the service of any such notice the Facility shall be cancelled and the Commitments will be reduced to zero.

8.3     MANDATORY PREPAYMENT ON CHANGE OF CONTROL
        (a) If any person (whether alone or together with any associated person) becomes the beneficial owner of shares in the issued share capital of ABB carrying the right to more than 50% of the votes exercisable at a general meeting of ABB:

               (i) ABB shall promptly notify the Facility Agent upon becoming aware of that event; and

               (ii) the Facility Agent shall, by not less than 15 Business Days' notice to ABB and having consulted with ABB, cancel the Facility and declare all Advances, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

               For the purposes of this Clause 8.3, "ASSOCIATED PERSON" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a "connected person" (as defined in section 839 of the Income and Corporate Taxes Act 1988) of that person.

        (b) On any cancellation of the Facility pursuant to this Clause 8.3, the Commitments will be reduced to zero.

8.4 MANDATORY PREPAYMENT ON CEASING TO BE A QUALIFYING SUBSIDIARY If any Borrower ceases to be a Qualifying Subsidiary:

        (a) ABB and/or that Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

        (b)    (i)    if such circumstances occur before the end of the
                      Availability Period, such Borrower shall within 5 Business
                      Days of it so ceasing to be a Qualifying Subsidiary repay all Advances borrowed by it together with accrued interest thereon; or

               (ii) if such circumstances occur after the end of the Availability Period, any Advance drawn by the relevant Subsidiary shall forthwith be novated to another Borrower nominated by ABB and such other Borrower shall become the Borrower for such Advance; and

        (c) the Parties shall enter into such documentation necessary to give effect to the provisions of paragraph (b)(ii) above.

8.5     MANDATORY PREPAYMENT OUT OF PROCEEDS
        8.5.1 So long as the Total Commitments are more than $1,000,000,000, if a Group Company receives any Net Disposal Proceeds, Net Capital Market Proceeds or Net Equity Proceeds (the "RELEVANT PROCEEDS"), ABB shall promptly notify the Facility Agent upon becoming aware of the same.

        8.5.2 Upon receipt of the notification referred to in sub-clause 8.5.1, the Total Commitments shall be reduced by the amount of the relevant proceeds (or, if less, such amount as is necessary to reduce the Total Commitments to $1,000,000,000) PROVIDED THAT nothing in this sub-paragraph shall prevent the Borrower from making Rollover Advances.

        8.5.3 Without prejudice to sub-clause 8.5.2, ABB may, by notice to the Facility Agent delivered at the same time as the notice pursuant to sub-clause 8.5.1, elect to apply any relevant proceeds in repayment or prepayment of a Group Company's obligations under any commercial paper issued by such Group Company.

        8.5.4 To the extent that ABB does not elect to apply relevant proceeds in repayment of Group Company obligations under commercial paper, as contemplated by sub-clause 8.5.3, ABB shall procure that such relevant proceeds are applied in prepayment of Advances as soon as reasonably practicable, and in any event within 10 Business Days of receipt by the relevant Group Company of the relevant proceeds PROVIDED THAT ABB's obligations pursuant to this sub-clause 8.5.4 to procure prepayment of the Advances from Net Disposal Proceeds or Net Capital Markets Proceeds shall only be to the extent that such Net Disposal Proceeds or Net Capital Markets Proceeds (as the case may be) can be transferred to a Borrower for the purpose of the relevant prepayment and cancellation without contravening any applicable laws or (in the case only of Net Disposal Proceeds in respect of Disposals OTHER THAN the Disposal of the Group's structured finance division ("RELEVANT NET DISPOSAL PROCEEDS")) without incurring any material costs on account of taxes PROVIDED FURTHER HOWEVER that each Group Company shall use its reasonable endeavours to effect such transfer of Net Disposal Proceeds or Net Capital Markets Proceeds (as the case may be) and if such transfer cannot be made without contravening applicable laws or (in the case of Net Disposal Proceeds other than Relevant

               Net Disposal Proceeds) without incurring any material costs on account of taxes, ABB (so long as no Group Company would incur material expenditure as a result) shall use its reasonable endeavours to procure that the relevant prepayment is made from other available cash reserves of Group Companies.

        8.5.5 No amounts prepaid pursuant to this Clause 8.5 may be reborrowed except to the extent that an amount reborrowed would not result in Outstandings being more than $1,000,000,000.

8.6     VOLUNTARY CANCELLATION
        ABB may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $50,000,000 and an integral multiple of $10,000,000) of the Available Facility. Any cancellation under this Clause 8.6 shall reduce rateably the Commitments.

8.7     VOLUNTARY PREPAYMENT
        A Borrower may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of an Advance made to it (but if in part, being an amount that reduces the Base Currency Amount of the Advance by a minimum amount of $50,000,000 and rounded as the Facility Agent may reasonably require).

8.8     RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER
(a)     If:

        (i) any sum payable to any Lender by ABB or an Obligor is required to be increased under paragraph (c) of Clause 13.2 (TAX GROSS-UP); or

        (ii) any Lender claims indemnification from ABB or a Borrower under Clause 13.3 (TAX INDEMNITY) or Clause 14.1 (INCREASED COSTS),

        then ABB may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Advances.

(b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period in respect of an Advance which ends after ABB has given notice under paragraph (a) above (or, if earlier, the date specified by ABB in that notice), each Borrower to which an Advance is outstanding shall repay that Lender's participation in that Advance.

8.9     RESTRICTIONS
(a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d) No Borrower shall repay or prepay all or any part of the Advances or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to the affected Borrower or the affected Lender, as appropriate.

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                                    SECTION 5
                              COSTS OF UTILISATION

9.      INTEREST

9.1     CALCULATION OF INTEREST
        The rate of interest on each Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (i)    Margin;

        (ii)   LIBOR or, in relation to any Advance in Euro, EURIBOR; and

        (iii)  the Additional Cost Rate (where applicable).

9.2     PAYMENT OF INTEREST
(a) Each Borrower shall pay accrued interest on each Advance made to it on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

(b) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (c) of Clause 13.2 (TAX GROSS-UP), the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

9.3     DEFAULT INTEREST
(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1.00 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the relevant Obligor on demand by the Facility Agent.

(b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4     NOTIFICATION OF RATES OF INTEREST
        The Facility Agent shall promptly notify the Lenders, ABB and the relevant Borrowers of the determination of a rate of interest under this Agreement.

10.     INTEREST PERIODS

(a) The relevant Borrower may select an Interest Period for an Advance in the Utilisation Request for that Advance or (for Interest Periods other than the first) on 3 Business Days' written notice to the Facility Agent from the relevant Borrower.

(b) Subject to this Clause 10, a Borrower may select an Interest Period of 1, 2, 3 or 6 Months or any other period of less than 1 Month to end on the Termination Date or any other period agreed between the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(c) An Interest Period for an Advance shall not extend beyond the Termination Date.

(d)     Each Advance has one Interest Period only.

11.     CHANGES TO THE CALCULATION OF INTEREST

11.1    ABSENCE OF QUOTATIONS
        Subject to Clause 11.2 (MARKET DISRUPTION), if LIBOR or EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2    MARKET DISRUPTION
(a) If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Lender's share of that Advance for the Interest Period shall be the rate per annum which is the sum of:

        (i)    the Margin;

        (ii) the rate notified to the Facility Agent, ABB and the relevant Borrower by that Lender in a certificate (which sets out the details of the computation of the relevant rate and shall be prima facie non-binding evidence of the same) as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

        (iii) the Additional Cost Rate, if any, applicable to that Lender's participation in the Advance.

(b)     In this Agreement "MARKET DISRUPTION EVENT" means:

        (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and period; or

        (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed 50 per cent. of that Advance) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3    ALTERNATIVE BASIS OF INTEREST OR FUNDING
(a) If a Market Disruption Event occurs and the Facility Agent or ABB so requires, the Facility Agent and ABB shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Majority Lenders and ABB, be binding on all Parties.

11.4    BREAK COSTS
(a) The relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide to ABB and the relevant Borrower a certificate (which shall constitute prima facie non-binding evidence of the matters to which it refers) addressed to the Facility Agent, ABB and the relevant Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out the manner of computing such Break Costs.

12.     FEES

12.1    COMMITMENT FEE
(a) ABB shall pay to the Facility Agent (for the account of each Lender) a commitment fee in the Base Currency computed at the rate per annum on that Lender's Available Commitment computed in accordance with the table set out in Schedule 4 (THE MARGIN AND COMMITMENT FEE), PROVIDED THAT on any day that ABB has Credit Ratings from S&P and Moody's which are divergent from each other or has no Credit Rating from either S&P or Moody's, the applicable rate per annum for such day shall be the rate per annum for the lower Credit Rating or, in the latter case, the rate per annum for the remaining Credit Rating, in each case computed in accordance with the table set out in Schedule 4 (THE MARGIN AND COMMITMENT FEE).

(b) The accrued commitment fee is payable on the last day of each successive period of three Months commencing from the Effective Date and on the last day of the Availability Period.

12.2    UTILISATION FEE
(a) ABB shall pay to the Facility Agent (for the account of the Lenders pro rata to their Commitments) a utilisation fee in respect of the Total Outstandings computed at the rate of:

        (i) 0.25 per cent. per annum for each day that the Total Outstandings are in an amount which is greater than 33 per cent. but is less than or equal to 66 per cent. of the Total Commitments; or

        (ii) 0.50 per cent. per annum for each day that the Total Outstandings are in an amount greater than 66 per cent. of the Total Commitments.

(b) The accrued utilisation fee is payable on the last day of each successive period of three Months commencing from the Effective Date and on the Termination Date.

12.3    AGENCY FEE
        ABB shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a fee letter.

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                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

13.     TAX GROSS UP AND INDEMNITIES

13.1    DEFINITIONS
(a)     In this Clause 13:

        "INITIAL BORROWER JURISDICTION" means any of The Netherlands, the United States of America, Switzerland, Sweden or Guernsey.

        "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

        "QUALIFYING LENDER" means:

        (a) in respect of a payment by a Borrower resident in Switzerland for the purposes of Swiss tax, a Lender which is a bank;

        (b) in respect of a payment by a Borrower incorporated in the United States of America, a Lender which is:

               (i) created or organised under the laws of the United States of America or of any state (including the District of Columbia) thereof; or

               (ii) resident in a jurisdiction having a double taxation agreement with the United States of America which makes provision for full exemption from tax imposed by the United States of America on interest and which does not carry on a business in the United States of America through a permanent establishment with which that Lender's participation in the Facility is effectively connected; or

               (iii) entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income taxes,

               and which has complied with any procedural requirements within its control necessary to receive such payment without the imposition of United States withholding tax; or

        (c) in respect of a payment by a Borrower incorporated in any jurisdiction except the United States of America or Switzerland, any Lender.

        "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

        "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

        "TAX PAYMENT" means an increased payment made by ABB or an Obligor to a Finance Party under Clause 13.2 (TAX GROSS-UP) or a payment made by ABB or an Obligor under Clause 13.3 (TAX INDEMNITY).

(b) In this Clause 13 a reference to "determines" or "determined" means, save where expressly stated to the contrary, a determination made in the absolute discretion of the person making the determination acting in good faith.

13.2    TAX GROSS-UP
(a) ABB and each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) ABB, an Obligor or a Lender shall promptly upon becoming aware that ABB or an Obligor (as the case may be) must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify ABB and the relevant Obligor.

(c) If a Tax Deduction is required by law to be made by ABB or an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from ABB or that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

        (i) is the Facility Agent or a Mandated Lead Arranger (on its own behalf);

        (ii)   is a Qualifying Lender; or

        (iii) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the Effective Date in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e) If ABB or an Obligor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, ABB or the relevant Obligor (as the case may be) shall deliver to the Facility Agent for the Finance Party entitled to the payment original receipts or certified copies thereof or if not available, other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) Each Finance Party, ABB and the Obligors shall co-operate in completing any procedural formalities necessary for ABB or an Obligor to make a payment to which the Finance Party is entitled without a Tax Deduction or with a reduced Tax Deduction. Each Finance Party shall on the reasonable written request of ABB or an Obligor complete and deliver to ABB or that Obligor all documentation reasonably required by ABB or that Obligor in order to enable it to make such payments without a Tax

        Deduction or with a reduced Tax Deduction (so long as the completion or delivery of such documentation would not materially prejudice the legal or commercial position of the relevant Finance Party).

13.3    TAX INDEMNITY
(a) ABB or the Borrowers shall (within three Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

        (1)
               (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;

               (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

               (iii) arising by reason of the making of an Advance to a Borrower in an Initial Borrower Jurisdiction under the law of such jurisdiction, except to the extent arising by reason of a change in law or in any regulation occurring after the Effective Date, PROVIDED THAT this paragraph
                      (b)(1)(iii) shall not apply to any Tax assessed or imposed on the Facility Agent,

        if that Tax is imposed on or calculated by reference to the net income received or receivable (including any sum deemed to be received or receivable) by that Finance Party; or

        (2) which is compensated for by Clause 13.2 (TAX GROSS UP) (or would have been so compensated but for an exception to that Clause).

(c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify ABB.

(d) A Protected Party shall, on receiving a payment from ABB under this Clause 13.3, notify the Facility Agent.

13.4    TAX CREDIT
        If ABB or an Obligor makes a Tax Payment and the relevant Finance Party determines that:

        (a)    a Tax Credit is attributable to that Tax Payment; and

        (b) that Finance Party has obtained, utilised and retained that Tax Credit,

        the Finance Party shall pay an amount to ABB or (as the case may be) that Obligor which that Finance Party determines, acting in good faith, will leave that Finance Party

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        (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by ABB or that Obligor (as the case may be). The relevant Finance Party shall endeavour, acting in good faith, to obtain, utilise and retain the Tax Credit save that it shall not be obliged to disclose any information relating to its tax or other affairs or any computations in respect thereof.

13.5    QUALIFYING LENDERS
        Any Lender which ceases, for any reason, to be a Qualifying Lender shall promptly notify ABB and the relevant Obligor(s) of its change of status.

13.6    STAMP TAXES
        The Borrowers shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, but not in respect of any assignment or transfer pursuant to Clause 23 (CHANGES TO THE LENDERS).

13.7    VALUE ADDED TAX
(a) All consideration payable under a Finance Document by ABB or the Borrowers to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, ABB or the Borrowers (as the case may be) shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires ABB or the Borrowers to reimburse a Finance Party for any costs or expenses, ABB or the Borrowers (as the case may be) shall also at the same time pay and indemnify that Finance Party against all VAT directly incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14.     INCREASED COSTS

14.1    INCREASED COSTS
(a) Subject to Clause 14.3 (EXCEPTIONS) ABB or the Borrowers shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the Effective Date.

(b)     In this Agreement "INCREASED COSTS" means:

        (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

        (ii)   an additional or increased cost; or

        (iii) a reduction of any amount due and payable under any Finance Document,

        which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

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14.2    INCREASED COST CLAIMS
(a) A Finance Party intending to make a claim pursuant to Clause 14.1 (INCREASED COSTS) shall promptly notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify ABB.

(b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent provide a certificate confirming the amount of its Increased Costs with (subject to any rights or duties of confidentiality the relevant Finance Party has in respect of such information) full supporting details (which certificate shall constitute prima facie non-binding evidence of the matters to which it relates).

14.3    EXCEPTIONS
(a) Clause 14.1 (INCREASED COSTS) does not apply to the extent any Increased Cost is:

        (i) attributable to a Tax Deduction required by law to be made by ABB or an Obligor;

        (ii) compensated for by Clause 13.3 (TAX INDEMNITY) (or would have been compensated for under Clause 13.3 (TAX INDEMNITY) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (TAX INDEMNITY) applied);

        (iii) not payable as provided in Clause 23.2 (CONDITIONS OF ASSIGNMENT OR TRANSFER);

        (iv)   compensated for by the payment of the Additional Cost Rate;

        (v) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation; or

        (vi)   not notified to ABB within 3 months of being incurred.

(b) In this Clause 14.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 13.1 (DEFINITIONS).

15.     OTHER INDEMNITIES

15.1    CURRENCY INDEMNITY
(a) If any sum due from ABB or an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

        (i) making or filing a claim or proof against ABB or any of the Obligors;

        (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

        ABB or that Obligor (as the case may be) shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the

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        First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) ABB and each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2    OTHER INDEMNITIES
        ABB or the Borrowers shall indemnify each Lender upon presentation of duly documented evidence thereof against any cost, loss or liability directly incurred by that Lender as a result of:

        (a) the occurrence of any Event of Default (but excluding any costs of enforcement save as provided in Clause 17.3 (ENFORCEMENT COSTS));

        (b) a failure by ABB or an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (SHARING AMONG THE LENDERS);

        (c) funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or wilful misconduct by that Lender alone); or

        (d) an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.

15.3    INDEMNITY TO THE FACILITY AGENT
        ABB or the Borrowers shall promptly indemnify the Facility Agent, upon presentation of duly documented evidence thereof, against any reasonable cost, loss or liability properly and directly incurred by the Facility Agent (acting reasonably) as a result of:

        (a) investigating any event which it reasonably believes is a Default; or

        (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (OPTIONAL CURRENCIES); or

        (c) acting or relying on any notice, request or instruction which it reasonably believes (after due enquiry) to be genuine, correct and appropriately authorised.

16.     MITIGATION BY THE LENDERS

16.1    MITIGATION
(a) Each Finance Party shall, in consultation with ABB, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (LENDER ILLEGALITY), Clause 13 (TAX GROSS-UP AND INDEMNITIES) or Clause 14 (INCREASED COSTS) or which would result in any increased amount being payable under this Agreement by reason of a change in the Additional Cost Rate after the Effective Date including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office and, in such circumstances a Lender will, at the request of ABB but

                                      -34-
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        subject to ABB indemnifying it for the costs of so doing, transfer its rights and obligations under the Finance Documents to another Lender.

(b) Paragraph (a) above does not in any way limit the obligations of the Obligors under the Finance Documents.

16.2    LIMITATION OF LIABILITY
(a) ABB or the Borrowers shall indemnify each Finance Party, upon presentation of duly documented evidence thereof, for all costs and expenses reasonably and directly incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (MITIGATION).

(b) A Finance Party is not obliged to take any steps under Clause 16.1 (MITIGATION) (other than a transfer of its rights and obligations to another Lender where ABB or a Borrower indemnifies it for the cost of so doing) if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

17.     COSTS AND EXPENSES

17.1    TRANSACTION EXPENSES
        ABB or the Borrowers shall promptly on demand pay, upon presentation of duly documented evidence thereof, the Facility Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably and directly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

        (a) this Agreement and any other documents referred to in this Agreement; and

        (b)    any other Finance Documents executed after the Effective Date.

17.2    AMENDMENT COSTS
        If (a) ABB requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (CHANGE OF CURRENCY), ABB or the Borrowers shall, within 3 Business Days of demand, reimburse the Facility Agent, upon presentation of duly documented evidence thereof, for the amount of all costs and expenses (including legal fees) reasonably and directly incurred by the Facility Agent and which have previously been agreed with ABB in responding to, evaluating, negotiating or complying with that request or requirement.

17.3    ENFORCEMENT COSTS
        ABB or the Borrowers shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) directly incurred by that Finance Party at any time after the service of a notice by the Facility Agent under Clause 22.10 (ACCELERATION) in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.4    FSA AND ECB COSTS
(a)     This Clause 17.4 applies if, whether now or in the future, either:

        (i) a requirement to pay fees is imposed by the Financial Services Authority under the Fees Rules; or

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        (ii)   a reserve requirement is imposed by the European Central Bank;

        which, in either case, is applied to any Lender (and would be applied generally to banks or financial institutions of a similar nature to that Lender) as a consequence of its entering into and/or performing its obligations under this Agreement and/or assuming or maintaining its Commitment under this Agreement and/or making one or more Advances under this Agreement. If, as a result, that Lender's effective return on its overall capital is reduced, ABB and the Borrowers agree to reimburse that Lender for the amount claimed.

(b) In the event that paragraph (a) above applies, each Lender may submit a certificate setting out a calculation of the amount claimed by it (and, in the case of an amount claimed as a result of a reserve requirement being imposed by the European Central Bank, certifying that such amount has been reasonably determined) to the Facility Agent within the period (the "CERTIFICATE PERIOD") of 10 Business Days after the end of each Relevant Period. The Facility Agent will notify ABB of the amount claimed by that Lender within 5 Business Days after the end of the relevant Certification Period and ABB or the Borrowers shall (absent manifest error in the relevant notice) reimburse that Lender for the amount claimed within 3 Business Days after the date of such notification.

(c)     In this Clause 17.4, a "RELEVANT PERIOD" is, as appropriate:

        (i) the period beginning on the Effective Date and ending on 30 June 2002; and

        (ii) the period which starts on 30 June 2002 and ends on the Termination Date,

        and "FEES RULES" means, as appropriate, either:

        (i)    the rules on periodic fees contained in the FSA Supervision
               Manual; or

        (ii) such other law or regulations as may be in force from time to time relating to the payment of fees for the acceptance of deposits.

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                                    SECTION 7
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.     REPRESENTATIONS

        ABB makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1    STATUS
        (a) ABB and each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

        (b) Each Group Company has the power to own its assets and carry on its business as it is being conducted.

18.2    BINDING OBLIGATIONS
        The obligations expressed to be assumed by ABB and each Obligor in each Finance Document are (subject to any general principles of law ("RESERVATIONS") limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Schedule 1 (CONDITIONS PRECEDENT) of the Amendment Agreement, Clause 24.2 (ADDITIONAL BORROWERS), Clause 24.4 (ADDITIONAL GUARANTORS) or at any time in connection with the satisfaction of conditions precedent to availability of the Facility), legal, valid, binding and enforceable obligations.

18.3    NON-CONFLICT WITH OTHER OBLIGATIONS
        The entry into and performance by ABB and each Obligor of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

        (a)    any law or regulation applicable to it;

        (b)    its constitutional documents; or

        (c) any agreement or instrument binding upon it or any Group Company or any of their assets,

        and, in the case of paragraph (c) on any repetition after the date of this Agreement, in a manner that could reasonably be expected to have a Material Adverse Effect.

18.4    POWER AND AUTHORITY
        ABB and each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE
        All Authorisations required by ABB and each Obligor:

        (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

        (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

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        have been obtained or effected and are in full force and effect.

18.6    INSOLVENCY
        No Material Company has taken any action nor (so far as ABB is aware, having made all due enquiry) have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation, the enforcement of any Security over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its assets.

18.7    NO DEFAULT
        (a)    No Default is continuing.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on a Group Company or to which their assets are subject which has had or could reasonably be expected to have a Material Adverse Effect.

18.8    NO MISLEADING INFORMATION
        (a) Any factual information provided by ABB or the Obligors for the purposes of the Information Memorandum was true and accurate in all material respects as at the date of the Information Memorandum.

        (b) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect as at the date of the Information Memorandum.

18.9    FINANCIAL STATEMENTS
        (a) The Original Financial Statements were prepared in accordance with GAAP consistently applied.

        (b) The Original Financial Statements fairly present in all material respects the consolidated financial condition and operations of the Group during the relevant financial year.

        (c) Each of the latest audited consolidated financial statements required to be delivered under Clause 19.1(a) fairly presents in all material respects the financial position of the Group as at the date to which they were prepared and for the period then ended.

        (d) Each of the latest set of consolidated financial statements required to be delivered under Clause 19.1(b) fairly presents in all material respects the financial condition of the Group as at the date to which they were prepared and for the period then ended.

18.10   NO MATERIAL ADVERSE EFFECT
        Since 31 December 2001:

        (a) there has been no material adverse change in any of the business, condition (financial or otherwise), prospects, operations, performance or properties of the Group (taken as a whole); and

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        (b)    no event or circumstance has occurred which has a Material
               Adverse Effect,

        PROVIDED THAT the fact of any Credit Rating downgrade of ABB since 31 December 2001 shall not, for the purposes of this representation, constitute a "material adverse change" or "Material Adverse Effect" as contemplated by paragraphs (a) and (b) above. (For the avoidance of doubt, ABB acknowledges that the consequences of any such Credit Rating downgrade may qualify as being, or contribute towards, a "material adverse change" or "Material Adverse Effect" for the purposes of this representation).

18.11   PARI PASSU RANKING
        The payment obligations of each Obligor under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.12   NO PROCEEDINGS PENDING OR THREATENED
        No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Group Company.

18.13   ENVIRONMENTAL COMPLIANCE
        Each Group Company has complied in all respects with all Environmental Law save to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

18.14   REPETITION
        The representations and warranties in Clause 18.1 (STATUS) to Clause
        18.4 (POWER AND AUTHORITY) and paragraphs (c) and (d) of Clause 18.9 (FINANCIAL STATEMENTS) are deemed to be made by ABB by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1    FINANCIAL STATEMENTS
        (a) ABB and each Obligor shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 150 days after the end of each of its financial years its audited financial statements (which, in the case of ABB and any Obligor where such financial statements are prepared, shall be its audited consolidated financial statements) for that financial year.

        (b) ABB shall supply to the Facility Agent in sufficient copies for all the Lenders, as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years its consolidated financial statements for that quarter.

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19.2    REQUIREMENTS AS TO FINANCIAL STATEMENTS
        (a) ABB and each Obligor shall procure that each set of financial statements delivered by it pursuant to Clause 19.1 (FINANCIAL STATEMENTS) is prepared using GAAP.

        (b) ABB shall supply to the Facility Agent, with each set of financial statements delivered by ABB pursuant to paragraph (a) or (b) of Clause 19.1 (FINANCIAL STATEMENTS), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20.2 (FINANCIAL CONDITION) as at the date as at which those financial statements were drawn up.

        (c) Each Compliance Certificate shall be signed by two officers of ABB.

19.3    INFORMATION: MISCELLANEOUS
        ABB shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

        (a) all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

        (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are commenced against one or more Group Companies and which could reasonably be expected to have a Material Adverse Effect; and

        (c) promptly, such further information regarding the financial condition, business and operations of any Material Company as any Finance Party (acting through the Facility Agent) may reasonably request.

19.4    NOTIFICATION OF DEFAULT
        ABB and each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

20.     FINANCIAL COVENANTS

20.1    FINANCIAL DEFINITIONS
        In this Clause 20:

        "CONSOLIDATED NET WORTH" means total stockholders' equity, calculated disregarding total accumulated other comprehensive loss since 1 January 2002, in each case as stipulated in the consolidated statements of changes in stockholders' equity (part of the consolidated financial statements of ABB).

        "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" means, in respect of any Relevant Period, the earnings before interest and taxes, as stipulated in the consolidated income statements of the Group (part of the consolidated financial statements of ABB).

        "EBITDA" means, for any Relevant Period, Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

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        "RELEVANT PERIOD" means each period of twelve months ending on the last day of ABB's financial year and each period of twelve months ending on the last day of each quarter of ABB's financial year.

        "TOTAL GROSS DEBT" means the aggregate of short-term borrowings and long-term borrowings in each case as stipulated in the consolidated balance sheet of ABB (part of the consolidated financial statements of ABB).

        "TOTAL NET INTEREST" means, in respect of any Relevant Period, the difference between interest expense and interest income.

        For the purpose of this definition:

        (a) "INTEREST EXPENSE" means interest expense for financial liabilities and costs of the securitisation programmes of the Group (excluding any fees, taxes or commissions relating to this Agreement);

        (b) "INTEREST INCOME" means interest income on cash and cash equivalents, marketable securities and on financing receivables; and

        (c) for the avoidance of doubt, ABB's Financial Services Division reports interest income and interest expense as part of revenues and cost of sales and as such these should be excluded from (a) and (b) above.

20.2    FINANCIAL CONDITION
        ABB shall ensure that:

        (a) The ratio of EBITDA to Total Net Interest in respect of any Relevant Period shall be or shall exceed 4:1.

        (b) Total Gross Debt of the Group (excluding any amounts drawn down under the Facility prior to 15 May 2002, which amounts are held in an account with the Facility Agent) shall not at any time after the Effective Date exceed $10,500,000,000.

                                      -41-
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        (c)    Consolidated Net Worth shall not, as at the last day of any quarter of a financial year of ABB, be less than the relevant amount calculated in accordance with the following formula:

               A + B,

               where:

               A      =     $1,800,000,000; and

               B      =     in respect of a testing date for this paragraph (c)
                            ending on the last day of any quarter of a financial year of ABB, 50 per cent. of the consolidated net income of the Group for the period from 1 January
                            2002 until such last day of such financial quarter, PROVIDED THAT if such amount is a negative amount, it will be deemed to be zero for the purposes of this paragraph (c).

        (d)    The aggregate amount of Total Gross Debt (other than:

               (i)    Project Finance Indebtedness;

               (ii) indebtedness owed by one Group Company to another Group Company;

               (iii) amounts borrowed by a finance company which is a Group Company and which are on-lent, and remain on-lent, to a member of the Obligor Group;

               (iv) amounts borrowed by a Group Company from a bank to which cash-collateral (in a substantially equivalent amount) has been granted by a Group Company in respect of the relevant Group Company's obligation to repay such amounts; and

               (v) any amounts borrowed by a Group Company which constitute Total Gross Debt to the extent such amounts are borrowed for the purposes of refinancing other borrowings constituting Total Gross Debt so long as amounts so borrowed are promptly applied in such manner), of Group Companies which are not members of the Obligor Group shall not at any time after the Effective Date exceed $1,000,000,000.

20.3    FINANCIAL TESTING
        The financial covenants set out in Clause 20.2 (FINANCIAL CONDITION) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to sub-paragraph (b) of Clause 19.2 (REQUIREMENTS AS TO FINANCIAL STATEMENTS) PROVIDED THAT the financial covenants set out in sub-paragraphs (b) and (d) of Clause 20.2 (FINANCIAL CONDITION) shall not be tested by reference to the financial statements for the financial quarter ending 31 March 2002 and/or any Compliance Certificate delivered with such financial statements.

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21.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1    AUTHORISATIONS
        Each Obligor shall promptly:

        (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

        (b)    supply certified copies to the Facility Agent of,

        any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2    COMPLIANCE WITH LAWS
        Each Obligor shall comply in all respects with all laws (including, without limitation, Environmental Law and ERISA) to which it may be subject, if failure so to comply would have a Material Adverse Effect.

21.3    NEGATIVE PLEDGE
        (a) Neither ABB nor any Obligor shall (and ABB shall procure that no other Group Company will) create or permit to subsist any Security over any of its assets.

        (b)    Paragraph (a) above does not apply to:

               (i) any Security over any bank account in favour of the bank with which such account is held, in each case granted by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

               (ii)   any Security arising by operation of law;

               (iii) any Security contained in a contract for sale or supply entered into in the ordinary course of trading, where such Security is granted to such seller or, as the case may be, supplier and is limited in recourse to the asset sold or, as the case may be, supplied;

               (iv) any Security over or affecting any asset acquired by a Group Company after the date of this Agreement if:

                      (A) the Security was not created in contemplation of the acquisition of that asset by a Group Company; and

                      (B) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Company;

               (v) any Security over or affecting any asset of a Group Company after the date of this Agreement, where the Security is created prior to the date on which that company becomes a Group Company, if:

                      (A) the Security was not created in contemplation of the acquisition of that company;

                      (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company;

               (vi) any Security provided by one Group Company (not being ABB) to another Group Company which is an Obligor;

               (vii) any Security arising pursuant to the Existing Securitisations;

               (viii) any Security over the assets of a Project Company, any shareholder loan made to a Project Company or the shares in a Project Company where such Security was created for the purpose of securing Indebtedness incurred to acquire and/or develop the assets of such Project Company and where such Indebtedness constitutes Project Finance Indebtedness of such Project Company;

               (ix) any Security securing Indebtedness incurred by a Group Company to refinance Indebtedness secured by Security of the type referred to in paragraphs (iv) or (v) above where such first-mentioned Security is over the same asset and is of the same type as such second-mentioned Security and the conditions referred to in paragraph (iv) or, as the case may be, (v) above continue to be satisfied, mutatis mutandis; and

               (x) any Security provided by a Group Company which is an insurance or re-insurance company in the ordinary course of its business;

               (xi) any Security provided in connection with cash collateralised loans in the ordinary course of Group treasury activities;

               (xii) any Security arising under collateral arrangements entered into in the ordinary course of Group treasury activities in connection with interest rate and currency swaps and other derivative contracts;

               (xiii) any Security provided by a Group Company which is in the structured finance business area of the Group in the ordinary course of its business;

               (xiv) any Security over any assets with a market value of up to $300,000,000 provided in connection with the pensions arrangements of the Group in Sweden;

               (xv)   any Security not falling within any of paragraphs (i) -
                      (xiv) (inclusive) above provided that the total amount of Indebtedness secured pursuant to this paragraph (xv) shall at no time exceed $500,000,000 PROVIDED ALWAYS THAT no Security shall be permitted to be given by any Obligor or ABB over any of its loans which are made to other Group Companies.

21.4    DISPOSALS
        ABB shall not (and shall ensure that no other Group Company will), enter into a Disposal other than a Disposal:

        (1)

               (i)    made on arm's length terms; or

               (ii)   to a Group Company; or

               (iii) of cash or cash equivalents where such disposal is not otherwise prohibited under this Agreement; or

               (iv) made in the ordinary course of the day to day business of the disposing Group Company; and

        (2) that, whether alone or together with any other Disposals by Group Companies, does not, and could reasonably be expected not to have, a Material Adverse Effect.

21.5    CLAIMS PARI PASSU
        ABB shall ensure that at all times the claims of the Finance Parties against each Obligor under the Finance Documents rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors save those of such Obligor's creditors whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

21.6    MERGERS
        Neither ABB nor any Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction, save where the Facility Agent is satisfied, acting reasonably, that ABB or the relevant Obligor's obligations under the Finance Documents will continue to be ABB's or such Obligor's legal, valid, binding and, subject to Reservations, enforceable obligations. For the avoidance of doubt, this Clause 21.6 shall not prevent a Disposal of shares in an Obligor to another Group Company if such Disposal does not affect the enforceability of the Keep-Well Agreement in respect of that Obligor.

21.7    CHANGE OF BUSINESS
        ABB shall procure that no change is made to the businesses of the Group which would result in the core businesses of the Group, taken as a whole, being other than the businesses of power and automation technologies.

21.8    INSURANCE
        Each Obligor shall (and ABB shall ensure that each Group Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in the relevant jurisdiction and taking into account the availability of insurance generally.

21.9    PREPAYMENT OF GROUP FACILITIES
        ABB shall not (and shall ensure that no other Group Company will) voluntarily prepay any banking facility of a Group Company, purchase or redeem prior to their stated maturity any bonds or other capital markets instruments issued by a Group Company and ABB shall not (and shall ensure that no other Group Company will) repurchase or redeem any shares or stock issued by ABB PROVIDED THAT this shall not restrict any of the following activities of the Group:

        (a) the operation of cash-pooling arrangements in the ordinary course of the Group's business;

        (b) the prepayment of banking facilities of Group Companies to the extent that such facilities are cash-collateralised and the cash collateral is released upon such prepayment;

        (c) the substitution of existing banking facilities of Group Companies with new banking facilities of a comparable amount;

        (d)    the repayment of any overdraft facility of any Group Company; and

        (e) transactions in the ordinary course of treasury and investment activities of relevant Group Companies.

22.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in Clauses 22.1 (NON-PAYMENT) to 22.9 (MATERIAL ADVERSE EFFECT) inclusive is an Event of Default.

22.1    NON-PAYMENT
        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place, and in the currency, in which it is expressed to be payable unless payment is made within 3 Business Days of its due date or, where the failure to pay is due solely to administrative error or technical delays in the transmission of funds, 5 Business Days of its due date.

22.2    OTHER OBLIGATIONS
        ABB or an Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (NON-PAYMENT)) and, if the failure to comply is capable of remedy, it is not remedied within 30 days of the Facility Agent giving notice to ABB of the failure to comply.

22.3    MISREPRESENTATION
        Any representation or statement made or deemed (by virtue of Clause
        18.14 (REPETITION)) to be made by ABB or an Obligor in this Agreement is or proves to have been incorrect or misleading in any respect when made or deemed to be made and, where the circumstances making such representation or statement incorrect or misleading are capable of being altered so that such representation or statement is correct, such circumstances are not so altered within 30 days of the Facility Agent giving notice to ABB of such representation or statement being incorrect.

22.4    CROSS DEFAULT
        (a) Any Indebtedness of all or any of the Group Companies is not paid when due nor within any originally applicable grace period.

        (b) Any Indebtedness of all or any of the Group Companies has (i) become capable of being declared and is declared to be or (ii) otherwise becomes due and payable, in any case, prior to its specified maturity as a result of a default or an event of default (however described).

        (c) Any commitment for any Indebtedness of all or any of the Group Companies is cancelled or suspended by a creditor of all or any of the Group Companies as a result of a default or an event of default (however described).

        (d) Any creditor of all or any of the Group Companies becomes entitled to declare any Indebtedness of all or any of the Group Companies due and payable prior to its specified maturity as a result of a default or an event of default (however described).

        (e) No Event of Default will occur under this Clause 22.4 if (1) the Indebtedness falling within paragraphs (a) to (d) is Project Finance Indebtedness or intra-Group Indebtedness or (2) the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) (excluding any described in (1) above) above is less than $50,000,000.

22.5    INSOLVENCY
        (a) Any Material Company is unable or admits in writing an inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

        (b) A moratorium is declared in respect of any indebtedness of any Material Company.

22.6    INSOLVENCY PROCEEDINGS
        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

        (a) the suspension of payments, a moratorium of any indebtedness, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a solvent liquidation or reorganisation of any Material Company (other than ABB or an Obligor);

        (b) a composition, assignment or arrangement with any creditor of any Material Company;

        (c) the appointment of a liquidator (other than (i) a winding up petition which is frivolous or vexatious and which is, in any event, discharged within 30 days of its presentation or (ii) in respect of a solvent liquidation of any Material Company (other than ABB or an Obligor)), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Material Company or any of its assets (having an aggregate value of at least $50,000,000); or

        (d) enforcement of any Security over any assets (having an aggregate value of at least $50,000,000) of any Material Company by reason of a default or event of default (howsoever described) occurring under the relevant agreement relating to the Indebtedness secured by such Security, or any analogous procedure or step is taken in any jurisdiction.

22.7    REPUDIATION
        ABB or an Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

22.8    CESSATION OF BUSINESS
        The Group, taken as a whole, ceases or threatens to cease to do business.

22.9    MATERIAL ADVERSE EFFECT
        Any event or circumstance occurs which has, or is reasonably likely to have, a Material Adverse Effect.

22.10   ACCELERATION
        On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to ABB:

        (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

        (b) declare that all or part of the Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

        (c) declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

                                    SECTION 8
                               CHANGES TO PARTIES

23.     CHANGES TO THE LENDERS

23.1    ASSIGNMENTS AND TRANSFERS BY THE LENDERS
        Subject to this Clause 23 and after consultation with ABB, a Lender (the "EXISTING LENDER") may:

        (a)    assign any of its rights; or

        (b)    transfer by novation any of its rights and obligations,

        to another bank (the "NEW LENDER").

23.2    CONDITIONS OF ASSIGNMENT OR TRANSFER
(a)     No consent of ABB is required for an assignment or transfer by a Lender.

(b) An assignment or transfer shall be in respect of a Commitment of at least $10,000,000 or, if less, the whole of the Commitment of the relevant assignor or transferor.

(c) An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender and that the New Lender is a Qualifying Bank.

(d)     A transfer will only be effective if the procedure set out in Clause
        23.5 (PROCEDURE FOR TRANSFER) is complied with.

(e)     If:

        (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

        (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged, or at such date it is reasonably foreseeable that an Obligor would be obliged, to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (TAX GROSS-UP AND INDEMNITIES) or Clause 14 (INCREASED COSTS),

        then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3    ASSIGNMENT OR TRANSFER FEE
        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $1,500.

23.4    LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS
(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

        (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

        (ii)   the financial condition of ABB or any Obligor;

        (iii) the performance and observance by ABB or any Obligor of its obligations under the Finance Documents or any other documents; or

        (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

        and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

        (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of ABB and each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

        (ii) will continue to make its own independent appraisal of the creditworthiness of ABB and each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)     Nothing in any Finance Document obliges an Existing Lender to:

        (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

        (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by ABB or any Obligor of its obligations under the Finance Documents or otherwise.

23.5    PROCEDURE FOR TRANSFER
(a) Subject to the conditions set out in Clause 23.2 (CONDITIONS OF ASSIGNMENT OR TRANSFER) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)     On the Transfer Date:

        (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of ABB, the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

        (ii) each of ABB, the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as ABB, that Obligor and the New Lender have assumed and/or acquired the same in place of ABB, that Obligor and the Existing Lender;

        (iii) the Facility Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

        (iv)   the New Lender shall become a Party as a "Lender".

23.6    DISCLOSURE OF INFORMATION
        Any Lender may disclose to any of its Affiliates and any other person:

        (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

        (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

        (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about ABB, any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a confidentiality undertaking.

24.     CHANGES TO THE OBLIGORS

24.1    ASSIGNMENTS AND TRANSFER BY OBLIGORS
        Neither ABB nor any Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2    ADDITIONAL BORROWERS
(a) ABB may request that any of its wholly-owned Subsidiaries become an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

        (i) the Subsidiary is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Subsidiary;

        (ii) that Subsidiary and ABB have executed a Keep-Well Agreement in respect of that Subsidiary;

        (iii) ABB delivers to the Facility Agent a duly completed and executed Accession Letter;

        (iv) ABB confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

        (v) the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (ADDITIONAL OBLIGOR CONDITIONS PRECEDENT) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Facility Agent; and

        (vi) (unless it would result in the contravention of any applicable law, taking into account the jurisdiction of incorporation of the relevant Subsidiary and subject to sub-paragraph (b) of Clause
               24.4 (ADDITIONAL GUARANTORS)), the Subsidiary, prior to or at the same time as it becomes an Additional Borrower, becomes an Additional Guarantor in accordance with Clause 24.4 (ADDITIONAL GUARANTORS).

(b) The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Schedule 2 (ADDITIONAL OBLIGOR CONDITIONS PRECEDENT).

24.3    RESIGNATION OF A BORROWER
(a) ABB may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b) The Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

        (i) no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this to be the case); and

        (ii) the relevant Borrower is under no actual or contingent obligations under any Finance Documents,

        whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

24.4    ADDITIONAL GUARANTORS
(a) ABB may request that any of its wholly-owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

        (i) the Subsidiary is incorporated in an Agreed Jurisdiction or all the Lenders approve the addition of that Subsidiary;

        (ii) the Subsidiary and ABB have executed a Keep-Well Agreement in respect of that Subsidiary;

        (iii) ABB delivers to the Facility Agent a duly completed and executed Accession Letter;

        (iv) ABB confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Guarantor; and

        (v) the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (ADDITIONAL OBLIGOR CONDITIONS PRECEDENT) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Facility Agent.

(b) If legal counsel in the jurisdiction of incorporation of the relevant Subsidiary so advise, ABB and the Lenders shall enter into negotiations with a view to agreeing such amendments to Clause 36 (GUARANTEE AND INDEMNITY) as may be necessary to enable the Subsidiary to become an Additional Guarantor without contravening any applicable laws.

(c) The Facility Agent shall notify ABB and the Lenders promptly upon receiving (in form and substance reasonably satisfactory to it) all the documents and other evidence listed in Schedule 2 (ADDITIONAL OBLIGOR CONDITIONS PRECEDENT).

24.5    REPETITION OF REPRESENTATION
        Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties in Clause 18.5 (VALIDITY AND ADMISSIBILITY IN EVIDENCE) and the representations and warranties deemed to be repeated pursuant to Clause 18.14 (REPETITION) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.6    RESIGNATION OF A GUARANTOR
(a) ABB may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(b) Subject (and without prejudice) to paragraph (c) below, the Facility Agent shall accept a Resignation Letter and notify ABB and the Lenders of its acceptance if:

        (i) no Default would result from the acceptance of the Resignation Letter (and ABB has confirmed this is the case); and

        (ii) in the case of an Original Guarantor, all the Lenders have consented to ABB's request.

(c) In the case of a Resignation Letter delivered by ABB with respect to a Guarantor which is incorporated in Sweden, the Facility Agent shall accept such Resignation Letter and notify ABB and the Lenders of its acceptance.

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                                    SECTION 9
                               THE FINANCE PARTIES

25.     ROLE OF THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS

25.1    APPOINTMENT OF THE FACILITY AGENT
(a) Each of the Mandated Lead Arrangers and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b) Each of the Mandated Lead Arrangers and the Lenders authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c) The Facility Agent shall, unless ABB agrees otherwise, act out of an office in London.

25.2    DUTIES OF THE FACILITY AGENT
(a) The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c) The Facility Agent shall promptly notify the Lenders of any Default arising under Clause 22.1 (NON-PAYMENT).

(d) The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3    ROLE OF THE MANDATED LEAD ARRANGERS
        Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4    NO FIDUCIARY DUTIES
(a) Nothing in this Agreement constitutes the Facility Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b) Neither the Facility Agent nor any of the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5    BUSINESS WITH THE GROUP
        The Facility Agent and each Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Group Companies.

25.6    RIGHTS AND DISCRETIONS OF THE FACILITY AGENT
(a)     The Facility Agent may rely on:

        (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

        (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

        (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (NON-PAYMENT)); and

        (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c) The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

25.7    MAJORITY LENDERS' INSTRUCTIONS
(a) Unless a contrary indication appears in a Finance Document, the Facility Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c) The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

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25.8    RESPONSIBILITY FOR DOCUMENTATION
        Neither the Facility Agent nor any of the Mandated Lead Arrangers:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, a Mandated Lead Arranger, ABB, any Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9    EXCLUSION OF LIABILITY
(a) Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence, wilful default or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause.

(c) The Facility Agent will not (absent negligence, wilful default or wilful misconduct directly giving rise to such liability) be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

25.10   LENDERS' INDEMNITY TO THE FACILITY AGENT
        The Lenders shall (in proportion to their Commitments or, if the Total Commitments are then zero, to their Commitments immediately prior to their reduction to zero) severally indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by ABB or the Obligors pursuant to a Finance Document).

25.11   RESIGNATION OF THE FACILITY AGENT
(a) The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and ABB PROVIDED THAT such successor shall act out of an office in London.

                                      -57-
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(b)     Alternatively the Facility Agent may resign by giving notice to the
        Lenders and ABB, in which case the Majority Lenders may appoint a successor Facility Agent which will act out of an office in London.

(c) If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the resigning Facility Agent may appoint a successor Facility Agent which will act out of an office in London.

(d) A successor Facility Agent may only be appointed with the prior consent of ABB (such consent not to be unreasonably withheld or delayed).

(e) The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f) Such Facility Agent's resignation notice shall only take effect upon the appointment of a successor as contemplated in paragraphs (b) and (c) above.

(g) Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h) After consultation with ABB, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

25.12   CONFIDENTIALITY
(a) In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.13   RELATIONSHIP WITH THE LENDERS
(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

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(b)     Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Additional Cost Rate.

25.14   CREDIT APPRAISAL BY THE LENDERS
        Without affecting the responsibility of each of ABB and the Obligors for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a)    the financial condition, status and nature of each Group Company;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, any other Party or by any other person under or in connection with any Finance Document, a Mandated Lead Arranger the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15   REFERENCE BANKS
        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with ABB) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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        (b)    oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.     SHARING AMONG THE LENDERS

27.1    PAYMENTS TO LENDERS
        If a Lender (a "RECOVERING LENDER") receives or recovers any amount from ABB or an Obligor other than in accordance with Clause 28 (PAYMENT MECHANICS) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Lender shall, within 3 Business Days, notify details of the receipt or recovery, to the Facility Agent;

        (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (PAYMENT MECHANICS), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 28.5 (PARTIAL PAYMENTS).

27.2    REDISTRIBUTION OF PAYMENTS
        The Facility Agent shall treat the Sharing Payment as if it had been paid by ABB or the relevant Obligor (as the case may be) and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 28.5 (PARTIAL PAYMENTS).

27.3    RECOVERING LENDER'S RIGHTS
(a)     On a distribution by the Facility Agent under Clause 27.2
        (REDISTRIBUTION OF PAYMENTS), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, ABB or the relevant Obligor (as the case may be) shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

27.4    REVERSAL OF REDISTRIBUTION
        If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

        (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering

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               Lender an amount equal to its share of the Sharing Payment
               (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

        (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and ABB or the relevant Obligor (as the case may be) will be liable to the reimbursing Lender for the amount so reimbursed.

27.5    EXCEPTIONS
(a) This Clause 27 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against ABB or the relevant Obligor (as the case may be).

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

        (i) it notified the other Lenders of the legal or arbitration proceedings; and

        (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

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                                   SECTION 10
                                 ADMINISTRATION

28.     PAYMENT MECHANICS

28.1    PAYMENTS TO THE FACILITY AGENT
(a) On each date on which ABB, an Obligor or a Lender is required to make a payment under a Finance Document, ABB, such Obligor or, as the case may be, such Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

28.2    DISTRIBUTIONS BY THE FACILITY AGENT
        Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (DISTRIBUTIONS TO THE OBLIGORS) and Clause 28.4 (CLAWBACK) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than 5 Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

28.3    DISTRIBUTIONS TO THE OBLIGORS
        The Facility Agent may (with the consent of ABB or the relevant Obligor (as the case may be) or in accordance with Clause 29 (SET-OFF)) apply any amount received by it for ABB or that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from ABB or that Obligor (as the case may be) under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4    CLAWBACK
(a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its absolute satisfaction that it has actually received that sum (and the Facility Agent shall make such due enquiry as a diligent agent would make in so establishing).

(b) If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

                                      -62-
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(c)     In the event that a Lender fails to make its participation in an Advance available to the Facility Agent (as defined in Clause 28.1 (PAYMENTS TO THE FACILITY AGENT)) in accordance with the terms of this Agreement, such Lender hereby indemnifies the Facility Agent on demand against all costs, losses and expenses that the Facility Agent may incur as a result of such failure (including, without limitation, where the Facility
        Agent, at its sole option, makes arrangements to make available to the relevant Borrower an amount equal to said participation).

(d) For the purposes of paragraph (c) of this Clause 28.4, if a Lender makes its participation available to the Facility Agent after 3.00 p.m. (London time) on the due date, such participation shall be deemed to have been made available on the Business Day immediately succeeding the said due date.

28.5    PARTIAL PAYMENTS
(a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by ABB or the Obligors under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

        (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

        (ii) SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

        (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

        (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by ABB or any Obligor.

28.6    NO SET-OFF BY OBLIGORS
        All payments to be made by ABB or the Obligors under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7    BUSINESS DAYS
(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

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28.8    CURRENCY OF ACCOUNT
(a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from ABB or the Obligors under any Finance Document.

(b) A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which that Advance or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9    CHANGE OF CURRENCY
(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

        (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with ABB); and

        (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with ABB) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.     SET-OFF

        Without prejudice to the rights at law of each Finance Party, while an Event of Default is continuing, a Finance Party may set off any matured obligation due from ABB or an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to ABB or that Obligor (as the case may be), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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30.     NOTICES

30.1    COMMUNICATIONS IN WRITING
(a) Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b) With the consent of the relevant Lender, the Facility Agent may serve notices and other information on a Lender by way of electronic mail.

30.2    ADDRESSES
(a) The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (i) in the case of the Original Obligors, that identified in Part 2 of Schedule 1 (THE ORIGINAL OBLIGORS), with a copy to ABB and ABB Capital B.V., Zurich Branch;

        (ii)   in the case of ABB, that identified in Clause 30.2(b);

        (iii) in the case of an Additional Obligor, that identified in the Accession Letter relating to that Additional Obligor, with a copy to ABB and ABB Capital B.V., Zurich Branch;

        (iv) in the case of ABB Capital B.V., Zurich Branch, that identified in Clause 30.2(b);

        (v) in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

        (vi)   in the case of the Facility Agent, that identified in Clause
               30.2(b),

        or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 Business Days' notice.

(b)

        (i)    the Facility Agent:

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               Credit Suisse First Boston
               1 Cabot Square
               Canary Wharf
               London  E14 4LB

               Attn:  Loans Agency
               Tel:   020 7888 8361
               Fax:   020 7458 8204 / 020 7888 8398

        (ii)   ABB Capital B.V., Zurich Branch

               Thurgauerstrasse 54
               CH-8050 Zurich
               Switzerland

               Attn:  President's Office
               Fax:   +41 1 318 5252

        (iii)  ABB Ltd

               Affolternstrasse 44
               CH-8050 Zurich
               Switzerland

               Attn:  Senior Group Officer - Group Financing and Taxes
               Fax:   +41 43 317 7992
                      +41 43 317 7982

30.3    DELIVERY

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

        (i)    if by way of fax, when received in legible form; or

        (ii) if by way of letter, when it has been left at the relevant address or 5 (in the case of domestic mail) or 10 (in the case of air mail) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

        (iii)  if by way of electronic mail, when received.

        and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (ADDRESSES), if addressed to that department or officer, PROVIDED THAT if receipt is on a day that is not a working day in the country of receipt or is at a time outside normal business hours, such communication shall be effective on the next succeeding working day.

(b) Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 30.2

                                      -66-
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        (ADDRESSES) (or any substitute department or officer as the Facility
        Agent shall specify for this purpose).

(c) All notices from or to ABB or an Obligor shall be sent through the Facility Agent.

30.4    NOTIFICATION OF ADDRESS AND FAX NUMBER
        Promptly upon receipt of notification of an address, fax number or change of address or fax number pursuant to Clause 30.2 (ADDRESSES) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

30.5    ENGLISH LANGUAGE
(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

        (i)    in English; or

        (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation.

31.     CALCULATIONS AND CERTIFICATES

31.1    ACCOUNTS
        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are PRIMA FACIE evidence of the matters to which they relate.

31.2    CERTIFICATES AND DETERMINATIONS
        Except where otherwise indicated, any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3    DAY COUNT CONVENTION
        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or

                                      -67-
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        the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.     AMENDMENTS AND WAIVERS

34.1    REQUIRED CONSENTS
(a) Subject to Clause 34.2 (EXCEPTIONS) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and ABB and any such amendment or waiver will be binding on all Parties.

(b) The Facility Agent may effect (and is hereby so authorised by each Finance Party), on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2    EXCEPTIONS
(a) An amendment or waiver that has the effect of changing or which relates to:

        (i)    the definition of "Majority Lenders" in Clause 1.1 (DEFINITIONS);

        (ii) an extension to the date of payment of any amount under the Finance Documents;

        (iii) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

        (iv)   an increase in any Commitment;

        (v) any provision which expressly requires the consent of all the Lenders;

        (vi) Clause 2.2 (LENDERS' RIGHTS AND OBLIGATIONS), Clause 4.1 (CONDITIONS PRECEDENT), Clause 23 (CHANGES TO THE LENDERS), Clause 24 (CHANGES TO THE OBLIGORS), Clause 27 (SHARING AMONG THE LENDERS) or this Clause 34; or

        (vii) any change to the Obligors other than in accordance with Clause 24 (CHANGES TO THE OBLIGORS),

        shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Facility Agent or any Mandated Lead Arranger may not be effected without the consent of the Facility Agent or such Mandated Lead Arranger.

35.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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                                   SECTION 11
                                    GUARANTEE

36.     GUARANTEE AND INDEMNITY

36.1    GUARANTEE AND INDEMNITY
        Subject to the provisos and confirmations contained in Clause 36.9 (CONFIRMATIONS AND RESTRICTIONS), each Guarantor irrevocably and unconditionally jointly and severally:

        (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

        (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

        (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

36.2    CONTINUING GUARANTEE
        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

36.3    REINSTATEMENT
        If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

36.4    WAIVER OF DEFENCES
        The obligations of each Guarantor under this Clause 36 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 36 (without limitation and whether or not known to it or any Finance Party) including:

        (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

        (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

        (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)    any insolvency or similar proceedings.

36.5    IMMEDIATE RECOURSE
        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 36. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

36.6    APPROPRIATIONS
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 36.

36.7    DEFERRAL OF GUARANTORS' RIGHTS
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full or the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)    to be indemnified by an Obligor;

        (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

36.8    ADDITIONAL SECURITY
        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

36.9    CONFIRMATIONS AND RESTRICTIONS
        (a) ABB Capital B.V. and each other Guarantor which is incorporated in the Netherlands confirms that the execution of the Finance Documents (including the guarantee granted by it hereunder) and the performance of the transactions contemplated thereby are in the best corporate interest of ABB Capital B.V. or, as the case may be, such other Dutch Guarantor and are not prejudicial to their respective creditors (present and future) and all requisite corporate action has been taken to approve and to authorise the same.

        (b) The obligations and liabilities of ABB Financial Services AB, or any other Guarantor which is incorporated in Sweden, under this Clause 36 shall be limited if required by an application of the provisions of the Swedish Companies Act (Sw: AKTIEBOLAGSLAGEN) (SFS 1975:1385)) in force from time to time regulating prohibited loans and guarantees and distribution of assets (including profits/dividends) and it is understood that the liability of any such Swedish Obligor under this Clause 36 only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

               The obligations and liabilities of ABB Financial Services AB, or any other Guarantor which is incorporated in Sweden, under this Clause 36 shall terminate if, and when, (i) it ceases to be a Qualifying Subsidiary and is required to prepay Advances borrowed by it pursuant to Clause 8.4 (MANDATORY PREPAYMENT ON CEASING TO BE A QUALIFYING SUBSIDIARY), PROVIDED HOWEVER THAT at such time no claim has been made against it under this Clause 36 or (ii) it ceases to be a Borrower pursuant to Clause 24.3 (RESIGNATION OF A BORROWER).

        (c) Any term or provision of this Clause 36 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor which is incorporated in any state of the United States of America (a "US GUARANTOR") shall be liable shall not exceed the maximum amount for which such US Guarantor can be liable without rendering this Agreement or any other Finance Document, as it relates to the US Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable state law) (collectively "Fraudulent Transfer Laws", in each case after giving effect (a) to all other liabilities of the US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the US Guarantor hereunder) and (b) to the value as assets of the US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to (i) applicable law or (ii) any other agreement providing for an equitable allocation among the US Guarantor and other Subsidiaries or affiliates of any Borrower of obligations arising under this Agreement or any guarantees of the obligations by such parties.

        (d) Each Obligor incorporated in Guernsey waives any right which that Obligor may have under the existing or future law of the island of Guernsey:

               (i) whether by virtue of the "DROIT DE DIVISION" or otherwise to require that any liability under this Agreement be divided or apportioned with any other person or reduced in any manner whatsoever; and

               (ii) whether by virtue of the "DROIT DE DISCUSSION" or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against that Obligor in respect of any liability hereby assumed by that Obligor.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

37.     GOVERNING LAW

        This Agreement is governed by English law.

38.     ENFORCEMENT

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 38 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction.

(d) If ABB Capital B.V. is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

(e)     SERVICE OF PROCESS
        ABB and each Obligor incorporated in a jurisdiction other than England and Wales agree that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on ABB Limited, at Orion House, 5 Upper St. Martin's Lane, London WC2 or, if different, its registered office, with a copy to ABB. If the appointment of the person mentioned in this Clause 38(e) ceases to be effective, ABB and each Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If ABB or any Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to ABB or the relevant Obligor (as the case may be). Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     PART 1
                              THE ORIGINAL LENDERS

              NAME                                 FACILITY OFFICE                       COMMITMENT ($)
Credit Suisse First Boston                  London Branch                                 315,666,666.67

Barclays Bank PLC                           London Branch                                 315,666,666.67

Citibank, N.A.                              London Branch                                 315,666,666.66

Bayerische Hypo-und Vereinsbank             Munich Branch                                 200,000,000

Deutsche Bank Luxembourg S.A.               Deutsche Bank Luxembourg S.A.                 200,000,000

Commerzbank Aktiengesellschaft,             Mannheim Branch                               155,000,000
Mannheim Branch

HSBC Bank plc                               London Branch                                 155,000,000

Skandinaviska Enskilda Banken AB (publ)     LondonBranch                                  155,000,000

(1)The Bank of Tokyo-Mitsubishi, Ltd.       London Branch                                 155,000,000

Mizuho Corporate Bank, Ltd.                 London Branch                                 155,000,000

Bank Brussels Lambert SA, Brussels,         Geneva Branch                                  98,000,000
Geneva Branch

Banco Bilbao Vizcaya Argentaria S.A.        London Branch                                  93,000,000

BNP Paribas SA                              Puteaux Branch                                 93,000,000

CDC IXIS                                    Paris Branch                                   93,000,000

Nordea Bank Sweden AB (publ)                Stockholm Branch                               93,000,000

Svenska Handelsbanken AB (publ)             Stockholm Branch                               93,000,000

Saudi American Bank                         Riyadh Branch                                  75,000,000

Den norske Bank ASA                         Oslo Branch                                    70,000,000

KBC Bank Nederland N.V.                     Netherlands Branch                             70,000,000

----------
(1) Pursuant to Clause 2.3(c), BTM (Europe) Limited for Advances to US Borrowers only.

              NAME                                 FACILITY OFFICE                       COMMITMENT ($)
BHF-BANK Aktiengesellschaft                 BHF-BANK Aktiengesellschaft,                   50,000,000
                                            Frankfurt (Head Office)

Standard Chartered Bank                     London Branch                                  50,000,000
                                                                                   -------------------------
TOTAL                                                                                   3,000,000,000
                                                                                   -------------------------

                                     PART 2
                              THE ORIGINAL OBLIGORS

NAME OF BORROWER                            ADDRESS                                      JURISDICTION OF
                                                                                          INCORPORATION
ABB Finance Inc.                            One Stamford Plaza                           Delaware, USA
                                            P.O. Box 120071
                                            Stamford CT
                                            06912-0071 USA

                                            Attention:        Controller
                                            Fax:              +1 203 961 78 60

ABB Treasury Center (USA), Inc.             One Stamford Plaza                           Delaware, USA
                                            PO Box 120071
                                            Stamford CT
                                            06912-0071 USA

                                            Attention:        Controller
                                            Fax:              +1 203 961 78 60

ABB International Finance Limited           Suite 3                                      Guernsey
                                            Weighbridge House
                                            The Pollet
                                            St. Peter Port
                                            GY1 1WL
                                            Guernsey

                                            Attention:        Controller
                                            Fax:              +44 1481 729 016

ABB Capital B.V.                            Burgemeester Haspelslaan 65, 5/F             Netherlands
                                            PO Box 74690
                                            Amstelveen
                                            NL-1181 NB
                                            Netherlands

                                            Attention:        Controller
                                            Fax:              + 31 20 445 9844

ABB Financial Services AB                   Birger Jarlsgatan 57B                        Sweden
                                            113 96 Stockholm

                                            Attention:        Controller
                                            Fax:              +46 8 458 5099

NAME OF GUARANTOR                           ADDRESS                                      JURISDICTION OF
                                                                                          INCORPORATION
ABB Finance Inc.                            One Stamford Plaza                           Delaware, USA
                                            P.O. Box 120071
                                            Stamford CT
                                            06912-0071 USA

                                            Attention:        Controller
                                            Fax:              +1 203 961 78 60

ABB Treasury Center (USA), Inc.             One Stamford Plaza                           Delaware, USA
                                            PO Box 120071
                                            Stamford CT
                                            06912-0071 USA

                                            Attention:        Controller
                                            Fax:              +1 203 961 78 60

ABB International Finance Limited           Suite 3                                      Guernsey
                                            Weighbridge House
                                            The Pollet
                                            St. Peter Port
                                            GY1 1WL
                                            Guernsey

                                            Attention:        Controller
                                            Fax:              +44 1481 729 016

ABB Capital B.V.                            Burgemeester Haspelslaan 65, 5/F             Netherlands
                                            PO Box 74690
                                            Amstelveen
                                            NL-1181 NB
                                            Netherlands

                                            Attention:        Controller
                                            Fax:              + 31 20 445 9844

ABB Financial Services AB                   Birger Jarlsgatan 57B                        Sweden
                                            113 96 Stockholm

                                            Attention:        Controller
                                            Fax:              +46 8 458 5099

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                     ADDITIONAL OBLIGOR CONDITIONS PRECEDENT

1.      An Accession Letter, duly executed by the Additional Obligor and ABB.

2.      A copy of the constitutional documents of the Additional Obligor.

3. A copy of a resolution of the board of directors, or other suitable authority, of the Additional Obligor:

        (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

        (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

        (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A certificate of the Additional Obligor (signed by two duly authorised signatories) confirming that borrowing or guaranteeing (as the case may
        be) the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

6. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7. A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8. If available, the latest audited financial statements of the Additional Obligor.

9. A legal opinion of Clifford Chance Limited Liability Partnership, legal advisers to the Mandated Lead Arrangers and the Facility Agent in England.

10. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated.

11. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 38(e) (SERVICE OF PROCESS), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

12.     A copy of the Keep-Well Agreement in respect of the Additional Obligor.

                                   SCHEDULE 3

                               UTILISATION REQUEST

From:          [NAME OF BORROWER]

To:            Credit Suisse First Boston as Facility Agent

Dated:         [-]

Dear Sirs

                    ABB LTD - $3,000,000,000 CREDIT AGREEMENT
  DATED 18 DECEMBER 2001 AS AMENDED AND RESTATED ON 30 APRIL 2002 (THE "CREDIT
                                   AGREEMENT")

13. Words and expressions defined in the Credit Agreement have the same meaning when used herein.

14.     We wish to borrow an Advance on the following terms:

        Proposed Utilisation Date:          [-]  (or, if that is not a Business
                                            Day, the next Business Day)
        Currency of Advance:                [-]
        Amount:                             [-]
        Interest Period:                    [-]

15. We confirm that each condition specified in Clause 4.1 (CONDITIONS PRECEDENT) is satisfied on the date of this Utilisation Request.

16.     The proceeds of this Advance should be credited to [ACCOUNT].

17.     This Utilisation Request is irrevocable.

                                Yours faithfully



                      .....................................
                            authorised signatory for
                               [NAME OF BORROWER]

                                   SCHEDULE 4

                          THE MARGIN AND COMMITMENT FEE

------------------------------------------------------------------------------------------------------------
  MARGIN AND COMMITMENT FEE                                   CREDIT RATING
    (PER CENT. PER ANNUM)
                               -----------------------------------------------------------------------------
                                    A-/A3         BBB+/ Baa1     BBB/ Baa2      BBB-/ Baa3     LOWER THAN
                                  OR HIGHER                                                    BBB-/ Baa3
                                                                                               OR UNRATED
------------------------------------------------------------------------------------------------------------
Margin                               0.60            0.85           1.25           1.75           2.50
------------------------------------------------------------------------------------------------------------
Commitment Fee                       0.18            0.255         0.375          0.525           0.75
------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:            Credit Suisse First Boston as Facility Agent

From: [THE EXISTING LENDER] (the "EXISTING LENDER") and [THE NEW LENDER] (the "NEW LENDER")

Dated:

                    ABB LTD - $3,000,000,000 CREDIT AGREEMENT
         DATED 18 DECEMBER 2001 AS AMENDED AND RESTATED ON 30 APRIL 2002
                            (THE "CREDIT AGREEMENT")

18. Words and expressions defined in the Credit Agreement have the same meaning when used herein.

19.     We refer to Clause 23.5 (PROCEDURE FOR TRANSFER) of the Credit
        Agreement:

        (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (PROCEDURE FOR TRANSFER).

        (b)    The proposed Transfer Date is [   ].

        (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (ADDRESSES) are set out in the Schedule.

20. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.4 (LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS).

21.     This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [INSERT RELEVANT DETAILS]
   [FACILITY OFFICE ADDRESS, FAX NUMBER AND ATTENTION DETAILS FOR NOTICES AND
                         ACCOUNT DETAILS FOR PAYMENTS,]

        [Existing Lender]                       [New Lender]

        By:                                     By:

        This Transfer Certificate is accepted by the Facility Agent and the
        Transfer Date is confirmed as [   ].

        [Facility Agent]

        By:

                                   SCHEDULE 6

                                   TIMETABLES

                          ADVANCES IN EURO          ADVANCES IN DOLLARS     ADVANCES IN STERLING      ADVANCES IN OTHER
                                                                                                      CURRENCIES
Delivery of a duly        10 a.m. London time,      11 a.m. London          11 a.m. London time,      11 a.m. London
completed Utilisation     3 Business Days           time, 3 Business        1 Business Day prior      time, 3 Business
Request in accordance     prior to the              Days prior to the       to the proposed           Days prior to the
with Clause 5.1           proposed Utilisation      proposed                Utilisation Date          proposed
(DELIVERY OF A            Date                      Utilisation Date                                  Utilisation Date
UTILISATION REQUEST)

Facility Agent            11 a.m. London time,      N/A                     11 a.m. London time,      11 a.m. London
determines (in relation   3 Business Days                                   1 Business Day prior      time, 3 Business
to a Utilisation) the     prior to the                                      to the proposed           Days prior to the
Base Currency Amount of   proposed Utilisation                              Utilisation Date          proposed
the Advance, if           Date                                                                        Utilisation Date
required under Clause
5.4 (LENDERS'
PARTICIPATION)

Facility Agent notifies   Promptly upon             Promptly upon           Promptly upon             Promptly upon
the Lenders of the        receipt from the          receipt from the        receipt from the          receipt from the
Advance in accordance     relevant Borrower         relevant Borrower       relevant Borrower         relevant Borrower
with Clause 5.4
(LENDERS' PARTICIPATION)

Facility Agent receives   N/A                       N/A                     N/A                       Quotation Day as
a notification from a                                                                                 of 9 a.m. London
Lender under Clause 6.2                                                                               time
(UNAVAILABILITY OF A
CURRENCY)

                          ADVANCES IN EURO          ADVANCES IN DOLLARS     ADVANCES IN STERLING      ADVANCES IN OTHER
                                                                                                      CURRENCIES
Facility Agent gives      N/A                       N/A                     N/A                       Upon receipt of
notice in accordance                                                                                  notification from
with Clause 6.2                                                                                       the Lenders
(UNAVAILABILITY OF A
CURRENCY)

LIBOR or EURIBOR is       Quotation Day as of       Quotation Day as        Quotation Day as of       Quotation Day as
fixed                     11.00 a.m. Brussels       of 11.00 a.m.           11.00 a.m. London         of 11.00 a.m.
                          time                      London time             time                      London time

                                   SCHEDULE 7

                            FORM OF ACCESSION LETTER

To:        Credit Suisse First Boston as Facility Agent

From:      [SUBSIDIARY] and ABB Ltd

Dated:     [-]

Dear Sirs

               ABB LTD - $3,000,000,000 REVOLVING CREDIT AGREEMENT
         DATED 18 DECEMBER 2001 AS AMENDED AND RESTATED ON 30 APRIL 2002
                                (THE "AGREEMENT")

22. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

23. [SUBSIDIARY] agrees to become an [Additional Borrower]/[Additional Guarantor] and to be bound by the terms of the Agreement as an [Additional Borrower]/[ Additional Guarantor] pursuant to [Clause 24.2 (ADDITIONAL BORROWERS)]/[Clause 24.4 (ADDITIONAL GUARANTORS)] of the Agreement.

24. [SUBSIDIARY] is a company duly incorporated under the laws of [NAME OF RELEVANT JURISDICTION].

25. [SUBSIDIARY] is a Subsidiary of ABB Ltd and is the subject of a Keep-Well Agreement, a copy of which is attached to this Accession Letter.

26.     [SUBSIDIARY'S] administrative details are as follows:

        Address:

        Fax No:

        Attention:

27.     This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed].

--------------------------------------------------------------------------------
ABB Ltd                                [SUBSIDIARY]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
By:                                    By:
--------------------------------------------------------------------------------

                                   SCHEDULE 8

                           FORM OF RESIGNATION LETTER

To:     Credit Suisse First Boston as Facility Agent

From:   [RESIGNING OBLIGOR] and ABB Ltd

Dated:  [-]

Dear Sirs

                       ABB LTD - $3,000,000,000 REVOLVING
               CREDIT AGREEMENT DATED 18 DECEMBER 2001 AS AMENDED
                 AND RESTATED ON 30 APRIL 2002 (THE "AGREEMENT")

28. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

29. Pursuant to [Clause 24.3 (RESIGNATION OF A BORROWER)]/[Clause 24.6 (RESIGNATION OF A GUARANTOR)], we request that [RESIGNING OBLIGOR] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

30.     We confirm that:

        (d)    no Default would result from the acceptance of this request; and

        (e) [RESIGNING OBLIGOR] is under no actual or contingent liability under the Agreement.

31.     This Resignation Letter is governed by English law.


        ABB Ltd                             [SUBSIDIARY]

        By:                                 By:

                                   SCHEDULE 9

                              ADDITIONAL COST RATE

The Additional Cost Rate is an addition to the interest rate on an Advance denominated in Sterling to compensate the Lenders for the cost attributable to such Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "BOE ACT") of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England calculated by reference to liabilities used to fund the Advance.

The Additional Cost Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

                                  XL + S(L - D)
                                  -------------
                                  100 - (X + S)

where on the day of application of a formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Reference Bank is required under or pursuant to the BoE Act to maintain cash ratio deposits with the Bank of England;

L       is LIBOR applicable to the relevant Advance;

S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to that Reference Bank on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 X 7 and not as 0.15% X 7%. A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Facility Agent, the Additional Cost Rate shall be determined on the basis of the rate(s) notified to the Facility Agent by the remaining Reference Bank(s).

The Additional Cost Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

The determination of the Additional Cost Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the Parties.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Facility Agent renders or will render the above formula (or any element of the formula, or any defined term used in the formula) inappropriate or inapplicable, the Facility Agent (following consultation with ABB and the Majority Lenders) shall be entitled to vary the same by giving notice to the Parties. Any such variation shall, in the absence of manifest error, be conclusive and binding on the Parties and shall apply from the date specified in such notice.

For the purposes of this Schedule, Eligible Liabilities and Special Deposits have the meanings given to those terms under or pursuant to the BoE Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

                                   SCHEDULE 10

                               MATERIAL COMPANIES

Asea Brown Boveri Inc., Delaware, U.S.A.

Asea Brown Boveri AG, Germany

ABB AB, Sweden

ABB Holdings Limited, United Kingdom

ABB S.p.A., Italy

ABB BV, The Netherlands

ABB (Schweiz) AG, Switzerland

ABB Holding AS, Norway

ABB Oy, Finland

ABB S.A., France

                                   SCHEDULE 11

                         FORM OF COMPLIANCE CERTIFICATE

To:            Credit Suisse First Boston as Facility Agent

From:          ABB Ltd

Dated:

Dear Sirs

ABB LTD $3,000,000,000 MULTICURRENCY REVOLVING CREDIT AGREEMENT DATED 18 DECEMBER 2001 (AS AMENDED AND RESTATED ON 30 APRIL 2002) (THE "AGREEMENT")

We refer to the Agreement. This is a Compliance Certificate delivered with the consolidated accounts of ABB dated [31 March, 30 June, 30 September] 2002 (the "REFERENCE DATE"). Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning.

We confirm that:

(f)     EBITDA: TOTAL NET INTEREST

        In respect of the Relevant Period ending on the Reference Date:

        (viii) EBITDA was [   ].

        (ix)   Interest income was [   ].

        (x)    Interest expense was [   ].

        Therefore the ratio of EBITDA to Total Net Interest in respect of such period was [ ]:[ ] and the covenant contained in paragraph 20.2(a) of Clause 20 (Financial Covenants) [has/has not] been complied with.

        Note: ABB's Financial Services Division reports interest income and interest expense as part of revenues and cost of sales respectively. Accordingly interest income and interest expense in respect of ABB's Financial Services Division are excluded from (ii) and (iii) above.

(g)     TOTAL GROSS DEBT OF THE GROUP(2)

        (xi)   Short-term borrowings of the Group on the Reference Date were
               [   ].

        (xii)  Long Term Borrowings of the Group on the Reference Date were
               [   ].

        (xiii) Amounts drawn down under the Facility prior to 15 May 2002 and held on account with the Facility Agent on the Reference Date
               were [   ] ("EXCLUDED AMOUNTS").

----------
(2) Do not include in compliance certificate relating to 31 March 2002 results.

        The Total Gross Debt of the Group (excluding Excluded Amounts) on the Reference Date therefore did not exceed $10,500,000,000 and has not exceeded such figure at any time after the Effective Date. Accordingly the covenant contained in paragraph 20.2(b) of Clause 20 (Financial Covenants) [has/has not] been complied with.

(h)     CONSOLIDATED NET WORTH

        (xiv)  Consolidated Net Worth on the Reference Date was [  ].

        (xv) Consolidated net income of the Group from 1 January 2002 to the Reference Date was [ ].

        Accordingly the calculation set out in clause 20.2(c) is as follows:

        $1,800,000,000 + [INSERT 50% OF CONSOLIDATED NET INCOME FIGURE OR 0 IF THAT FIGURE IS NEGATIVE] = [ ]

        Therefore Consolidated Net Worth on the Reference Date was at least [ ] and the covenant contained in paragraph 20.2(c) of Clause 20 (Financial Covenants) [has/has not] been complied with.

(i)     TOTAL GROSS DEBT OF THE GROUP EXCLUDING THE OBLIGOR GROUP(3)

        The aggregate amount of Total Gross Debt of Group Companies that are not members of the Obligor Group (excluding items set out in paragraphs (i) to (v) of paragraph 20.2(d) of Clause 20 (Financial Covenants)) [has/has not] since the Effective Date exceeded $1,000,000,000.


--------------------------                          --------------------------
Officer of ABB Ltd                                  Officer of ABB Ltd
(without personal liability)                        (without personal liability)

----------
(3) Do not include in compliance certificate relating to 31 March 2002 results.

                                   SIGNATURES

ABB LTD

By:           /s/  HANS ENHORNING                /s/ ALFRED STORCK



THE BORROWERS

ABB TREASURY CENTER (USA), INC.

By:           /s/  LARS HEKTOEN                  /s/  JEFFREY KURNENTZ



ABB FINANCE INC.

By:           /s/  LARS HEKTOEN                  /s/  JEFFREY KURNENTZ



ABB CAPITAL B.V.

By:           /s/  THOMAS MEYER                  /s/ BRIAN VAN REIJN



ABB FINANCIAL SERVICES AB

By:           /s/  PETRA HEDENGRAN               /s/ HENRIK HOLMBERG


ABB INTERNATIONAL FINANCE LIMITED

By:           /s/  THOMAS MEYER                  /s/ BRIAN VAN REIJN


THE GUARANTORS

ABB TREASURY CENTER (USA), INC.

By:           /s/  LARS HEKTOEN                  /s/ JEFFREY KURNENTZ


ABB FINANCE INC.

By:           /s/  LARS HEKTOEN                  /s/ JEFFREY KURNENTZ

ABB CAPITAL B.V.

By:           /s/  THOMAS MEYER                  /s/  BRIAN VAN REIJN



ABB FINANCIAL SERVICES AB

By:           /s/  PETRA HEDENGRAN               /s/ HENRIK HOLMBERG



ABB INTERNATIONAL FINANCE LIMITED

By:           /s/  THOMAS MEYER                  /s/ BRIAN VAN REIJN



THE MANDATED LEAD ARRANGERS

BARCLAYS CAPITAL

By:           /s/  TIM AUSTRUP



CREDIT SUISSE FIRST BOSTON

By:           /s/  COLIN HELY-HUTCHINSON         /s/  PEDER OIEN



SALOMON BROTHERS INTERNATIONAL LIMITED

By:           /s/  JEFFREY KNOWLES



THE FACILITY AGENT

CREDIT SUISSE FIRST BOSTON

By:           /s/  COLIN HELY-HUTCHINSON         /s/  PEDER OIEN

THE LENDERS

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



BANK BRUSSELS LAMBERT SA, BRUSSELS,
GENEVA BRANCH

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



BARCLAYS BANK PLC

By:           /s/  TIM AUSTRUP



BAYERISCHE HYPO-UND VEREINSBANK AG
NEW YORK BRANCH

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



BHF-BANK AKTIENGESELLSCHAFT

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



BNP PARIBAS SA

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



BTM (EUROPE) LIMITED

By:           /s/  AVRIL LANGMAN



CDC IXIS

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



CITIBANK, N.A.

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)

COMMERZBANK AKTIENGESELLSCHAFT,
MANNHEIM BRANCH

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



CREDIT SUISSE FIRST BOSTON

By:           /s/  COLIN HELY-HUTCHINSON         s/  PEDER OIEN



DEN NORSKE BANK ASA

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



DEUTSCHE BANK LUXEMBOURG S.A.

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



HSBC BANK PLC

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



KBC BANK NEDERLAND N.V.

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



MIZUHO CORPORATE BANK, LTD.

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



NORDEA BANK SWEDEN AB (PUBL)

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



SAUDI AMERICAN BANK

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



STANDARD CHARTERED BANK

By:           /s/  PAUL TOSSWILL                 /s/  GRAHAME SMITH



SVENSKA HANDELSBANKEN AB (PUBL)

By:           /s/  JEFFREY KNOWLES               (by Power of Attorney)



THE BANK OF TOKYO-MITSUBISHI, LTD.

By:           /s/  AVRIL LANGMAN